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The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated October 4, 2006

Filed Pursuant to Rule 424(b)(3)
Registration No.: 333-135110

PROSPECTUS  SUPPLEMENT
(To prospectus dated June 19, 2006)

10,000,000 Shares

HRPT Properties Trust

             % Series D Cumulative Convertible Preferred Shares
(Liquidation Preference $25.00 Per Share)

        We are offering 10,000,000 shares of our            % Series D Cumulative Convertible Preferred Shares, or the Series D Preferred Shares, in this offering. We will pay cumulative distributions on the Series D Preferred Shares from and including the date of original issuance in the amount of $                  per share each year, which is equivalent to             % of the $25.00 liquidation preference per share. Distributions on the Series D Preferred Shares will be payable quarterly in arrears, beginning on February 15, 2007. Our only other preferred shares outstanding as of the date of this prospectus supplement are 12,000,000 shares of our 8 3/4% Series B cumulative redeemable preferred shares with a liquidation preference of $25.00 per share and 6,000,000 shares of our 7 1/8% Series C cumulative redeemable preferred shares with a liquidation preference of $25.00 per share. The Series D Preferred Shares rank on parity with the Series B and Series C cumulative redeemable preferred shares.

        You may convert the Series D Preferred Shares into our common shares subject to certain conditions. The conversion rate will initially be                        common shares per Series D Preferred Share, which is equivalent to an initial conversion price of $                  per common share. The conversion rate will be subject to adjustment upon the occurrence of specified events. On or after November 20, 2011, we may, at our option, convert some or all of the Series D Preferred Shares into common shares in certain circumstances based on the market price of our common shares. If you elect to convert your Series D Preferred Shares in connection with a fundamental change that occurs on or prior to November 15, 2011, we will increase the conversion rate for the Series D Preferred Shares surrendered for conversion to the extent disclosed in this prospectus supplement.

        Upon a fundamental change, you may require us to convert some or all of your Series D Preferred Shares at a conversion rate equal to the liquidation preference of the Series D Preferred Shares being converted plus accrued and unpaid distributions divided by 98% of the market price of our common shares. We will have the right to repurchase for cash some or all Series D Preferred Shares that would otherwise be required to be converted.

        We will file an application to list the Series D Preferred Shares on the New York Stock Exchange, or NYSE. If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series D Preferred Shares. Our common shares are listed on the NYSE under the symbol "HRP". The last reported sales price of our common shares on October 3, 2006 was $12.07 per share.

        Investing in our Series D Preferred Shares and common shares involves risks. Before buying any Series D Preferred Shares you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, including the section of this prospectus supplement entitled "Risk Factors" beginning on page S-7 and the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to HRPT Properties Trust(1)	$	$
  (1)
  Plus accrued distributions, if any, from the date of original issuance.

        The underwriters may also purchase up to 1,500,000 additional Series D Preferred Shares from us at the public offering price, less the underwriting discounts payable by us, to cover over-allotments, if any, within 30 days from the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The Series D Preferred Shares will be ready for delivery through the facilities of The Depository Trust Company on or about October     , 2006.

Joint Book-Running Managers

Merrill Lynch & Co.	Banc of America Securities LLC

Joint Lead Managers

RBC Capital Markets	UBS Investment Bank

The date of this prospectus supplement is October     , 2006.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

        In this prospectus supplement, the terms "we", "us" or "HRP" include HRPT Properties Trust and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

        The information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the Series D Preferred Shares and common shares of HRPT Properties Trust into which the Series D Preferred Shares are convertible. As a result, you should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated herein by reference, carefully.

The Company

        We are a real estate investment trust, or REIT, which primarily owns commercial office buildings located in major metropolitan areas throughout the United States. In addition to commercial office buildings, we also own approximately 24.1 million square feet of industrial properties, including approximately 18 million square feet of leased commercial and industrial lands located in Oahu, Hawaii. At June 30, 2006, we owned 487 properties with approximately 58.0 million square feet located in 33 states and Washington, D.C.

        Our business strategy is to maintain an investment portfolio that is focused on both security and growth. In addition to our leased commercial and industrial lands in Oahu, Hawaii, which are currently 97% leased for an average remaining lease term of 19 years, our nationwide portfolio of office properties includes properties with almost 5.7 million square feet of space that are leased to the U.S. Government and other government agencies. We also own a nationwide portfolio of office properties with over 6.2 million square feet leased to tenants in medical related industries. We believe government and medical related tenants are less affected by cyclical economic conditions, are more likely to enter into long term leases and are more likely to renew their tenancies when leases expire than other tenants. The balance of our portfolio includes our multi-tenant commercial office buildings, many of which are leased to publicly traded, investment grade rated and other strong credit quality tenants, such as banks and legal, accounting and other professional services firms.

Principal Place of Business

        We are organized as a Maryland real estate investment trust. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 332-3990.

The Offering

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series D Preferred Shares, see "Description of the Series D Preferred Shares" in this prospectus supplement and "Description of Shares of Beneficial Interest—Preferred Shares" in the accompanying prospectus.

Issuer	HRPT Properties Trust.
Securities Offered
10,000,000 shares of % Series D Cumulative Convertible Preferred Shares plus up to an additional 1,500,000 Series D Preferred Shares that we may issue and sell upon the exercise of the underwriter's over-allotment option.
Distributions
Investors will be entitled to receive cumulative cash distributions on the Series D Preferred Shares at a rate of % per year of the $25.00 liquidation preference (equivalent to $ per year per share). Distributions on the Series D Preferred Shares are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, or if not a business day, the next succeeding business day, beginning February 15, 2007. Distributions payable to investors on the Series D Preferred Shares issued in this offering will be cumulative from the date of original issuance.
Liquidation Preference
If we liquidate, dissolve or wind up, you will have the right to receive $25.00 per Series D Preferred Share, plus accrued and unpaid distributions (whether or not declared) to the date of payment, before any payments are made to our common shareholders or to holders of any other of our equity securities that we may issue ranking junior to the Series D Preferred Shares as to liquidation rights (but after any payments are made to holders of our debt, holders of our subsidiaries' debt and holders of any other of our equity securities that we may issue ranking senior to the Series D Preferred Shares as to liquidation rights (which equity securities we may authorize only with the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares)). Your rights to receive the liquidation preference will be subject to the proportionate rights of each other series or class of our equity securities ranking on parity with the Series D Preferred Shares that we have issued or may issue in the future (including our Series B and Series C preferred shares).
Ranking	The Series D Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:
• junior to all of our existing and future debt obligations;
•
senior to our common shares and to any other of our equity securities that by their terms rank junior to the Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up;

•
on a parity with our existing Series B and Series C preferred shares and with other series of our preferred shares or other equity securities that we may later authorize and that by their terms are on a parity with the Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up; and
•
junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the Series D Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares).
Conversion Rights
You, at your option, may convert some or all of your outstanding Series D Preferred Shares initially at a conversion rate of common shares per $25.00 liquidation preference, or the Conversion Rate, which is equivalent to an initial conversion price of approximately $ per common share (subject to adjustment in certain events). Except as otherwise provided, our Series D Preferred Shares will only be convertible into our common shares. See "Description of the Series D Preferred Shares—Conversion Rights" below.
Company conversion option
On or after November 20, 2011, we may, at our option, convert some or all of the Series D Preferred Shares into that number of common shares that are issuable at the then applicable Conversion Rate, which we refer to as the Company Conversion Option. We may exercise the Company Conversion Option only if the Closing Sale Price (as defined below) of our common shares equals or exceeds the then applicable conversion price of the Series D Preferred Shares for at least 20 Trading Days (as defined below) in a period of 30 consecutive Trading Days (including the last Trading Day of such period) ending on the Trading Day immediately prior to our issuance of a press release announcing our exercise of the Company Conversion Option. See "Description of the Series D Preferred Shares—Company Conversion Option" below.

Payments of distributions upon conversion
If you exercise your conversion rights, upon delivery of the Series D Preferred Shares for conversion, those Series D Preferred Shares will cease to cumulate distributions as of the conversion date and you will not receive any cash payment representing accrued and unpaid distributions on the Series D Preferred Shares, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid distributions, whether or not in arrears, on Series D Preferred Shares converted at your election, or for distributions on the common shares issued upon such conversion. If we convert your Series D Preferred Shares pursuant to the Company Conversion Option, whether prior to, on, or after the record date for the current period, all unpaid distributions that are in arrears as of the Company Conversion Option Date will be payable to you. See "Description of Series D Preferred Shares—Payment of Distributions Upon Conversion" below.
Conversion rate adjustments
The Conversion Rate is subject to adjustment upon the occurrence of certain events, including if we distribute in any calendar quarter to our common shareholders, any cash, including quarterly cash distributions in excess of $0.21 per common share (subject to adjustment). See "Description of the Series D Preferred Shares—Conversion Rate Adjustments" below.
Adjustment to conversion rate upon certain fundamental changes
If you elect to convert your Series D Preferred Shares in connection with a Fundamental Change (as defined below) that occurs on or prior to November 15, 2011, we will increase the Conversion Rate for the Series D Preferred Shares surrendered for conversion by a number of additional shares determined based on our share price at the time of such Fundamental Change. See "Description of the Series D Preferred Shares—The Increase in the Conversion Rate" below.

Rights upon a fundamental change
In the event of a Fundamental Change, you will have a special right to convert some or all of your Series D Preferred Shares on the Fundamental Change Conversion Date (as defined below) into a number of our common shares per $25.00 liquidation preference equal to such liquidation preference plus accrued and unpaid distributions to but not including the Fundamental Change Conversion Date divided by 98% of the Market Price (as defined below) of our common shares. In the event that you exercise that special conversion right, we have the right to repurchase for cash all or any part of your Series D Preferred Shares as to which the conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the Series D Preferred Shares to be repurchased plus accrued and unpaid distributions to, but not including, the Fundamental Change Conversion Date. If we elect to exercise our repurchase right, you will not have the special conversion right described in this paragraph. See "Description of the Series D Preferred Shares—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right" below.
No maturity; redemption
Our Series D Preferred Shares have no maturity date. We are not required to redeem or repurchase the Series D Preferred Shares, and, except as described below under "Description of the Series D Preferred Shares—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right" or "—Restrictions on Ownership and Transfer", may not elect to redeem or repurchase, the Series D Preferred Shares. On or after November 20, 2011, we have the right, in certain circumstances, to require you to convert your Series D Preferred Shares. See "Description of the Series D Preferred Shares—Company Conversion Option" below.
Voting Rights
Holders of any series of our preferred shares, including the Series D Preferred Shares, generally have no voting rights. However, if we do not pay distributions on our Series D Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series D Preferred Shares, voting together with the holders of any other series of our preferred shares which have similar voting rights, including our Series B and Series C preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares is required for us to authorize, create or increase the number of shares ranking senior to the Series D Preferred Shares or to amend our declaration of trust in a manner that materially and adversely affects the rights of the holders of the Series D Preferred Shares.

Listing
We will file an application to list the Series D Preferred Shares on the NYSE. If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series D Preferred Shares.
Restrictions on Ownership and Transfer
Our declaration of trust and the articles supplementary establishing the Series D Preferred Shares contain provisions that limit to 9.8% the percentage ownership of our equity in the aggregate and by class or series, including the Series D Preferred Shares or our common shares, by any one person or group of affiliated persons. Our articles supplementary establishing the Series D Preferred Shares allow our board of trustees to waive this ownership limit. We may prevent any proposed transfer of our shares, including the Series D Preferred Shares and common shares, which would jeopardize our status as a REIT. We have the right to purchase or redeem any shares, including the Series D Preferred Shares and common shares, or refuse to transfer or issue shares to a person (including shares issuable upon conversion) whose acquisition of shares would result in ownership in excess of the 9.8% limit. Any transfer of shares that would result in our disqualification as a REIT or in a person's exceeding this ownership limit which is not waived by us is deemed void ab initio. We may repurchase or redeem any shares necessary to maintain our REIT status.
Use of Proceeds
We estimate that our net proceeds from this offering (assuming no exercise of the underwriters' over-allotment option) will be $ million after deducting the underwriting discount and other estimated expenses of the offering payable by us. We presently intend to use the net proceeds from this offering to reduce outstanding borrowings under our revolving credit facility and for general business purposes.
Settlement Date	Delivery of the Series D Preferred Shares will be made against payment therefor on or about October , 2006.

RISK FACTORS

        You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2005, including those under the caption "Risk Factors", and those described below before investing in our Series D Preferred Shares. Our business faces many risks. The risks described below and incorporated by reference are not our only risks. Additional risks that we do not yet know of, or that we currently think are immaterial, may also impair our business operations or financial results. If any of the events or circumstances described in the following risks actually occurs, our business, financial condition or results of operations could suffer and the trading price of our debt or equity securities may decline. Investors and prospective investors should consider these risks and the information contained under the heading "Warning Concerning Forward Looking Statements" before deciding to invest in our securities.

The trading prices for the Series D Preferred Shares will be directly affected by the trading prices for our common shares, which are impossible to predict.

        The trading price of the Series D Preferred Shares will be affected by the trading price for our common shares. Our common share trading price may depend on many factors, including prevailing interest rates, capital market conditions (which may not be related to the operating performance of companies), our financial condition, performance and prospects, variations from analysts' expectations and our issuance of additional debt or equity securities, and may be more volatile than the general trading prices of preferred shares that are not convertible.

        The price of our common shares could be affected by possible sales of our common shares by investors who view the Series D Preferred Shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common shares. The hedging or arbitrage could, in turn, affect the trading prices of the Series D Preferred Shares.

The conversion rate of the Series D Preferred Shares may not be adjusted for all dilutive events. Accordingly, we may engage in transactions that could dilute the value of the common shares into which your Series D Preferred Shares may be convertible.

        As described under "Description of the Series D Preferred Shares—Conversion Rate Adjustments", we will adjust the conversion rate of the Series D Preferred Shares for certain events, including, among others:

  •
  the issuance of dividends on our common shares;

  •
  certain subdivisions, and combinations and reclassifications of our common shares;

  •
  the issuance of certain rights or warrants;

  •
  the distribution of indebtedness, or assets or certain shares of beneficial interest;

  •
  certain cash distributions; and

  •
  certain tender or exchange offers.

        We will not adjust the conversion rate for other events, such as an issuance of common shares for cash or in connection with an acquisition, that may adversely affect the trading price of the Series D Preferred Shares or our common shares. If we engage in any of these types of transactions, the value of the common shares into which your Series D Preferred Shares may be convertible may be diluted.

The adjustment to the conversion rate of the Series D Preferred Shares upon a conversion in connection with certain fundamental changes may not adequately compensate you for the lost option value of the Series D Preferred Shares as a result of that fundamental change.

        If a Fundamental Change occurs on or prior to November 15, 2011, we will under certain circumstances adjust the Conversion Rate to provide for the issuance of additional common shares upon any conversion of Series D Preferred Shares in connection with such Fundamental Change. See "Description of the Series D Preferred Shares—Adjustment to the Conversion Rate upon the Occurrence of a Fundamental Change". Although the adjustment to the Conversion Rate of Series D Preferred Shares that are converted is designed to compensate you for the lost option value of the Series D Preferred Shares as a result of the Fundamental Change, this adjustment to the Conversion Rate is only an approximation of the lost value and may not adequately compensate shareholders for the loss. In addition, if a Fundamental Change occurs on or after November 15, 2011, or if the applicable price is less than or equal to $            per share or greater than $            per share (in each case, subject to adjustment), we will not make an adjustment to the Conversion Rate.

The Series D Preferred Shares have not been rated and are subordinated to existing and future debt; no restrictions on issuance of parity preferred securities.

        The Series D Preferred Shares have not been rated by any nationally recognized statistical rating organization. Furthermore, payment of amounts due on the Series D Preferred Shares will be subordinated to all of our existing and future debt and will be structurally subordinated to the obligations of our subsidiaries. In addition, we may issue additional Series D Preferred Shares and/or shares of another class or series of Preferred Shares ranking on a parity with (or, upon the affirmative vote of holders of at least two-thirds of the Series D Preferred Shares, senior to) the Series D Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up. These factors may affect the trading prices for the Series D Preferred Shares.

We may not have the ability to raise the funds necessary to purchase for cash Series D Preferred Shares upon a fundamental change.

        Following a Fundamental Change, you may, in addition to other conversion rights, exercise a special right, which we refer to as the Fundamental Change Conversion Right, to convert your shares of Series D Preferred Shares as described under "Description of the Series D Preferred Shares—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right". If that election is made, we may elect instead to repurchase your Series D Preferred Shares to be converted for cash. If we elect to repurchase your Series D Preferred Shares in that circumstance, your Series D Preferred Shares will no longer be entitled to be converted into common shares pursuant to the Fundamental Change Conversion Right, and you will be entitled to receive the cash repurchase price from us. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the repurchase price in cash with respect to any Series D Preferred Shares tendered by holders for conversion upon a Fundamental Change. In addition, our then existing indebtedness could provide that a Fundamental Change would constitute an event of default or prepayment event under, and result in the acceleration of the maturity of, such indebtedness or could otherwise contain restrictions which would not allow us to repurchase Series D Preferred Shares.

        The aggregate number of our common shares issuable in connection with an exercise of the Fundamental Change Conversion Right may not exceed the number of common shares as shall then be authorized and available for issuance.

You should consider the United States federal income tax consequences of owning Series D Preferred Shares.

        The U.S. federal income tax consequences of acquiring, owning and disposing of Series D Preferred Shares and any common shares received upon conversion are described under "Federal Income Tax and ERISA Considerations". Certain of our actions, including an increase in the cash distribution on our common shares, may result in an adjustment to the conversion rate that could cause you to be deemed to receive a taxable distribution subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. shareholder (as defined in the section of our Annual Report on Form 10-K for the year ended December 31, 2005 captioned "Federal Income Tax Considerations"), such deemed distribution may be subject to U.S. federal withholding tax at a 30% rate or any lower rate as may be specified by an applicable treaty. See the section of our Annual Report on Form 10-K for the year ended December 31, 2005 captioned "Federal Income Tax Considerations". Also, federal tax may be imposed on the gain realized by a non-U.S. shareholder on the sale, repurchase or conversion of Series D Preferred Shares, depending on whether those shares constitute United States real property interests, all as more fully explained under "Federal Income Tax and ERISA Considerations" and in the section of our Annual Report referenced in the preceding sentence.

An active trading market for Series D Preferred Shares may not develop.

        The Series D Preferred Shares are a new issue of securities for which there is currently no public market. Although we will apply to list the Series D Preferred Shares on the NYSE under the symbol "HRP PRD", we cannot assure you that an active or sustained trading market for the Series D Preferred Shares will develop or that the holders will be able to sell their Series D Preferred Shares. The underwriters have informed us that they intend to make a market in the Series D Preferred Shares after this offering is completed. However, the underwriters may cease their market making activities at any time. Moreover, even if you are able to sell your Series D Preferred Shares, we cannot assure you as to the price at which any sales will be made. Future trading prices of the Series D Preferred Shares will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common shares, and the market for similar securities. Historically, the market for convertible preferred securities has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Series D Preferred Shares will be subject to disruptions which may have a negative effect on the holders of the Series D Preferred Shares, regardless of our prospects or financial performance.

If you hold Series D Preferred Shares, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

        If you hold Series D Preferred Shares, you will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any distributions on our common shares), but you will be subject to all changes affecting the common shares. You will have rights with respect to our common shares only if and when we deliver common shares to you upon conversion of your Series D Preferred Shares and, in limited cases, under the conversion rate adjustments applicable to the Series D Preferred Shares. For example, in the event that an amendment is proposed to our declaration of trust or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the common shares to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares.

We may issue additional securities and thereby materially and adversely affect the price of our common shares and Series D Preferred Shares.

        We are not restricted from issuing additional common shares, preferred shares, or securities convertible into or exchangeable for our common shares except that we may not authorize equity securities ranking senior to the Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares. If we issue additional common shares, preferred shares or convertible or exchangeable securities, the price of our common shares and, in turn, the price of the Series D Preferred Shares may be materially and adversely affected.

The value of the conversion right associated with the Series D Preferred Shares may be substantially lessened or eliminated if we are party to a merger, consolidation, or other similar transaction.

        If we are party to a consolidation, merger, share exchange or sale or lease of all or substantially all of our assets pursuant to which our common shares are converted into the right to receive cash, securities or other property, at the effective time of the transaction, the right to convert the Series D Preferred Shares into our common shares will be changed into a right to convert such shares into the kind and amount of cash, securities, or other property which the holder would have received if the holder had converted its shares of Series D Preferred Shares immediately prior to the transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Series D Preferred Shares in the future. For example, if all of our outstanding common shares were acquired for cash in a merger transaction, each Series D Preferred Share would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

Conversion of Series D Preferred Shares will dilute the ownership interest of existing shareholders.

        The conversion of some or all of the Series D Preferred Shares, including a conversion upon exercise of the Fundamental Change Conversion Right (as defined below) will dilute the ownership interests of existing shareholders. Any sales in the public market of the common shares issuable upon such conversion could adversely affect prevailing market prices of our common shares. In addition, the existence of the Series D Preferred Shares may encourage short selling by market participants because the conversion of the Series D Preferred Shares could depress the price of our common shares.

RECENT DEVELOPMENTS

        Since June 30, 2006, the following activities and financings have occurred:

        Investments.    In the ordinary course of our business we regularly evaluate properties for potential purchase and some properties which we own for potential sale. As of the date of this prospectus supplement, we have executed purchase agreements for three properties with 1.6 million square feet of space and an aggregate purchase price of $120.8 million. In addition, we have an executed agreement for the sale of one property with approximately 33,000 square feet of space for a sales price of $4.5 million. These potential purchase and sale transactions are subject to our completion of due diligence and customary closing contingencies. Because of these contingencies we can provide no assurances that we will purchase or sell these properties.

        Financings.    On August 22, 2006, we amended and extended the maturity of our $750 million revolving credit facility. As a result of this amendment, the maturity date of the credit facility was extended to August 22, 2010, with an option (subject to the payment of a fee) to extend the credit facility by one additional year. Other amendments included a reduction in the interest margin we pay on drawings under the credit facility, subject to adjustment based on changes to our credit ratings, and changes in certain financial and other covenants to reflect current market conditions.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, after deducting the underwriting discount and other offering expenses, will be $                          million ($                   million if the underwriters' over-allotment option is exercised in full). We presently intend to use the net proceeds from this offering to reduce a portion of the $310.0 million outstanding under our revolving credit facility and for general business purposes. Our revolving credit facility bears interest at LIBOR plus a spread, currently 5.88% per annum, and matures in 2010. Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of net proceeds from this offering used to reduce amounts outstanding thereunder.

PRICE RANGE OF COMMON SHARES AND DISTRIBUTIONS

        Our common shares are traded publicly on the NYSE under the symbol "HRP". The following table presents quarterly information on the price range of our common shares. This information indicates the high and low sales prices reported by the NYSE.

	High	Low
Fiscal year ended December 31, 2004
First quarter	$11.37	$9.76
Second quarter	$11.39	$8.25
Third quarter	$11.07	$9.86
Fourth quarter	$12.99	$10.96
Fiscal year ended December 31, 2005
First quarter	$13.20	$10.95
Second quarter	$12.60	$11.35
Third quarter	$13.25	$11.75
Fourth quarter	$12.51	$10.18
Fiscal year ended December 31, 2006
First quarter	$12.09	$10.30
Second quarter	$11.80	$10.50
Third quarter	$12.22	$10.80
Fourth quarter (through October 3, 2006)	$12.07	$11.90

        Information about distributions paid to common shareholders is summarized in the table below. Common share distributions are generally paid in the quarter following the quarter to which they relate.

	Cash Distributions Per Common Share
	2004	2005	2006
First Quarter	$0.20	$0.21	$0.21
Second Quarter	0.20	0.21	0.21
Third Quarter	0.21	0.21
Fourth Quarter	0.21	0.21
Total	$0.82	$0.84

        All common share distributions shown in the table above have been paid. We currently intend to continue to declare and pay common share distributions on a quarterly basis. However, distributions are made at the discretion of our board of trustees and depend on our earnings, cash available for distribution, financial condition, capital market conditions, growth prospects and other factors that our board of trustees deems relevant.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS

        Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions for each of the periods indicated is as follows:

			Fiscal Year Ended December 31,
	Six Months Ended June 30, 2006
			2005		2004		2003		2002		2001
Ratio of earnings to fixed charges	1.8	x	2.1	x	2.2	x	2.2	x	2.3	x	2.2	x
Ratio of earnings to combined fixed charges and preferred distributions	1.4	x	1.6	x	1.6	x	1.5	x	1.7	x	1.9	x

        For purposes of calculating the ratios above, earnings have been calculated by subtracting capitalized interest and adding fixed charges and distributions from equity investments to income before equity in earnings of equity investments and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and deferred financing costs, whether expensed or capitalized. The ratio of earnings to combined fixed charges and preferred distributions was computed by dividing our earnings by fixed charges and preferred distributions.

DESCRIPTION OF THE SERIES D PREFERRED SHARES

        This description of the Series D Preferred Shares supplements the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, in the accompanying prospectus. You should consult that general description for further information.

General

        We are currently authorized to issue up to 50,000,000 preferred shares, par value $.01 per share, in one or more series. Our declaration of trust and Maryland law allow our board of trustees to increase the authorized number of our preferred shares without shareholder approval. Each series of our preferred shares has the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law permits and our board of trustees determines by adoption of applicable articles supplementary to our declaration of trust. As of June 30, 2006, we had 12,000,000 Series B (liquidation preference $25.00 per share) and 6,000,000 Series C (liquidation preference $25.00 per share) preferred shares outstanding, the holders of which have rights similar to the rights of holders of the Series D Preferred Shares offered hereby, except as to convertibility, distribution rate, payment dates, repurchase rights and redeemability.

        Prior to completing this offering, we will adopt articles supplementary establishing the Series D Preferred Shares. You may obtain a complete copy of the articles supplementary describing the Series D Preferred Shares by contacting us. The articles supplementary will initially authorize 11,500,000 Series D Preferred Shares. Our board of trustees may authorize additional Series D Preferred Shares from time to time.

        The transfer agent, registrar and distribution disbursing agent for the Series D Preferred Shares will be Wells Fargo Bank, N.A.

        We will file an application to list the Series D Preferred Shares on the NYSE. If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series D Preferred Shares.

        We expect that the Series D Preferred Shares initially will be issued in uncertficated, book-entry form.

Ranking

        The Series D Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

  •
  junior to all of our existing and future debt obligations;

  •
  senior to our common shares and to any other of our equity securities that by their terms rank junior to the Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up;

  •
  on a parity with our existing Series B and Series C preferred shares and with other series of our preferred shares or other equity securities that we may later authorize and that by their terms are on a parity with the Series D Preferred Shares; and

  •
  junior to any equity securities that we may later authorize and that by their terms ranks senior to the Series D Preferred Shares (which we may only authorize or issue with the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares).

Distributions

        Holders of the Series D Preferred Shares will be entitled to receive, when and as authorized by our board of trustees and declared by us, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of            % of the liquidation preference per year (equivalent to $            per Series D Preferred Share per year). Distributions on the Series D Preferred Shares issued in this offering will accrue and be cumulative from the date of original issuance and will be payable quarterly in arrears on the 15th day, each February, May, August and November or, if not a business day, the next business day, in each case a Distribution Payment Date. The first Distribution Payment Date will be February 15, 2007 and will be for more than a full quarterly period. Distributions payable on the Series D Preferred Shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay distributions to holders of record as they appear in our share records at the close of business on the applicable record date designated by our board of trustees for the payment of distributions that is not more than 60 nor less than 10 days prior to the Distribution Payment Date, each a Distribution Record Date.

        We will not authorize or pay any distributions on the Series D Preferred Shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase of, shares. These restrictions may include indirect covenants which require us to maintain specified levels of net worth or assets. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series D Preferred Shares.

        Notwithstanding the foregoing, distributions on the Series D Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are authorized. Accrued but unpaid distributions on the Series D Preferred Shares will not bear interest, and holders of the Series D Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our distributions on the Series D Preferred Shares, including any capital gain distributions, will be credited first to the earliest accrued and unpaid distribution due.

        We will not declare or pay any distributions, or set aside any funds for the payment of distributions, on common shares or other shares that rank junior to the Series D Preferred Shares, or redeem or otherwise acquire common shares or other junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on the Series D Preferred Shares and on all our other series of preferred shares ranking senior to or on a parity with the Series D Preferred Shares, for all past distribution periods. In addition to the exceptions described on page 15 of the accompanying prospectus, this restriction will not limit our acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust, for the purpose of preserving our status as a REIT or our acquisition of rights issued under our shareholder rights plan or any successor plan we adopt.

        We will not authorize the full cumulative distributions on any preferred shares unless we have authorized those distributions as are accrued on all of our outstanding preferred shares which are on a parity with the Series D Preferred Shares. If we do not declare and either pay or set aside for payment the full cumulative distributions on the Series D Preferred Shares and all shares that rank on a parity with Series D Preferred Shares, including our Series B and Series C preferred shares, the amount which we have declared will be allocated pro rata among the Series D Preferred Shares and each parity series of shares, including our Series B and Series C preferred shares, so that the amount declared for each Series D Preferred Share and for each share of each parity series is proportionate to the accrued and unpaid distributions on those shares.

Liquidation Rights

        In the event of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series D Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders, liquidating distributions in cash or property at fair market value as determined by our board of trustees equal to a liquidation preference of $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) through and including the date of the payment. The holders of Series D Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares or any other shares of beneficial interest that rank junior to the Series D Preferred Shares as to payments upon our liquidation, dissolution or winding up. The rights of holders of Series D Preferred Shares to receive their liquidation preference would be subject to the proportionate rights of each parity series, including our Series B and Series C preferred shares, and the preferential rights of the holders of any series of shares which is senior to the Series D Preferred Shares.

        Holders of the Series D Preferred Shares will be entitled to notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, holders of our Series D Preferred Shares will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our assets or business, will not be deemed to constitute a liquidation, dissolution or winding up of us. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series D Preferred Shares will not be added to our total liabilities.

Voting Rights

        Holders of Series D Preferred Shares will have no voting rights, except as follows:

  •
  If distributions on our Series D Preferred Shares are due for six or more quarterly periods and remain unpaid, whether or not these quarterly periods are consecutive, holders of the Series D Preferred Shares, voting together with all other series of preferred shares which have similar voting rights, including our Series B and Series C preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until all distribution arrearages have been paid. These voting rights, to the extent not inconsistent with the preceding sentence, are described more fully on pages 16 and 17 of the accompanying prospectus.

  •
  In addition, the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares is required for us to authorize, create or increase our shares of beneficial interest ranking senior to the outstanding Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up or to amend our declaration of trust in a manner that materially and adversely affects the rights of the holders of the Series D Preferred Shares. These special voting rights, to the extent not inconsistent with the preceding sentence, are described more fully on page 17 of the accompanying prospectus.

        In any matter in which the Series D Preferred Shares are entitled to vote, each Series D Preferred Share will be entitled to one vote. If the holders of Series D Preferred Shares and another series of preferred shares are entitled to vote together as a single class on any matter, the Series D Preferred Shares and the shares of the other series will have one vote for each $25.00 of liquidation preference.

Conversion Rights

        The holders of the Series D Preferred Shares, at their option, may convert some or all of their outstanding Series D Preferred Shares initially at a conversion rate of            common shares per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $            per common share (subject to adjustment in certain events). Series D Preferred Shares will be convertible only into our common shares.

        We may elect not to issue fractional common shares upon the conversion of Series D Preferred Shares, in which case we will pay the cash value of such fractional shares based upon the Closing Sale Price of our common shares on the Trading Day immediately prior to the Conversion Date or the Company Conversion Option Date, as the case may be (each as defined below).

        Holders of Series D Preferred Shares are not entitled to any rights of a common shareholder until such holder of Series D Preferred Shares has converted its Series D Preferred Shares, and only to the extent the Series D Preferred Shares are deemed to have been converted into common shares under the articles supplementary establishing the Series D Preferred Shares.

Company Conversion Option

        On or after November 20, 2011 we may, at our option, convert some or all of the Series D Preferred Shares into that number of common shares that are issuable at the then applicable Conversion Rate. We may exercise the Company Conversion Option only if the Closing Sale Price of our common shares equals or exceeds the then applicable conversion price of the Series D Preferred Shares for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period) ending on the Trading Day immediately prior to our issuance of a press release announcing our exercise of the Company Conversion Option as described below.

        If we convert less than all of the outstanding Series D Preferred Shares, the transfer agent will select the shares by lot, on a pro rata basis or in accordance with any other method the transfer agent considers fair and appropriate. We may convert the Series D Preferred Shares only in a whole number of shares. If a portion of a holder's Series D Preferred Shares is selected for partial conversion by us and the holder converts a portion of such Series D Preferred Shares, the number of Series D Preferred Shares subject to conversion by us will be reduced by the number of shares that the holder converted.

        The Closing Sale Price of our common shares on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NYSE or, if our common shares are not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which our common shares are traded. If our common shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Sale Price will be the last quoted bid price for our common shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common shares are not so quoted, the Closing Sale Price will be the average of the mid-point of the last bid and asked prices for our common shares on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

        Trading Day means a day during which trading in securities generally occurs on the NYSE or, if our common shares are not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common shares are listed or, if our common shares are not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common shares are then traded or quoted.

        To exercise our Company Conversion Option described above, we must issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions described in the preceding four paragraphs are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of our Series D Preferred Shares (not more than four Trading Days after the date of the press release) of our exercise of the Company Conversion Option announcing our intention to convert the Series D Preferred Shares. The effective date for any Company Conversion Option, or the Company Conversion Option Date, will be the date that is five Trading Days after the date on which we issue such press release.

        In addition to any information required by applicable law or regulation, the press release and notice of our exercise of the Company Conversion Option will state, as appropriate:

  •
  the Company Conversion Option Date;

  •
  the number of common shares to be issued upon conversion of each Series D Preferred Share;

  •
  the number of Series D Preferred Shares to be converted; and

  •
  that distributions on the Series D Preferred Shares to be converted will cease to accrue on the Company Conversion Option Date.

Conversion Procedures

        Holders of Series D Preferred Shares may convert some or all of their shares by surrendering to us at our principal office or at the office of our transfer agent, as may be designated by our board of trustees, the certificate or certificates for the Series D Preferred Shares to be converted accompanied by a written notice stating that the holder of Series D Preferred Shares elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder of the Series D Preferred Shares wishes the certificate or certificates for the common shares to be issued. In case the notice specifies a name or names other than the name of a holder of Series D Preferred Shares, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of common shares in that name or names. Other than those taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of common shares upon conversion of the Series D Preferred Shares. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will deliver or cause to be delivered (a) certificates evidencing the number of validly issued, fully paid and non-assessable common shares to which the holder of Series D Preferred Shares, or the transferee of a holder of Series D Preferred Shares, will be entitled and (b) if less than the full number of Series D Preferred Shares evidenced by the surrendered certificate or certificates being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates evidencing the shares of the Series D Preferred Shares to be converted, or the Conversion Date, so that the rights of a holder of Series D Preferred Shares as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive common shares will be treated for all purposes as having become the record holder of those common shares at that time.

        In lieu of the foregoing procedures, if the Series D Preferred Shares are held in global form, the holder of Series D Preferred Shares must comply with applicable procedures of The Depository Trust Company, or DTC, to convert such holder's Series D Preferred Shares.

        Holders of Series D Preferred Shares are not eligible to exercise any rights of a common shareholder until they have converted their Series D Preferred Shares into common shares.

        In case any Series D Preferred Shares are to be converted pursuant to the Company Conversion Option, the right of a holder of Series D Preferred Shares to voluntarily convert those shares of Series D Preferred Shares will terminate if we have not received from such holder of Series D Preferred Shares its conversion notice by 5:00 p.m., New York City time, on the business day immediately preceding the Company Conversion Option Date.

        If more than one share of our Series D Preferred Shares is surrendered for conversion by the same shareholder at the same time, the number of full common shares issuable on conversion of those Series D Preferred Shares will be computed on the basis of the total number of Series D Preferred Shares so surrendered.

        We will at all times reserve and keep available, free from preemptive rights, out of our authorized but unissued shares of beneficial interest, for issuance upon the conversion of Series D Preferred Shares, a number of our authorized but unissued common shares that will from time to time be sufficient to permit the conversion of all outstanding Series D Preferred Shares.

        Before the delivery of any common shares upon conversion of the Series D Preferred Shares, we will comply with all applicable federal and state laws and regulations. All common shares delivered upon conversion of the Series D Preferred Shares will upon delivery be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

        If we have elected to repurchase your Series D Preferred Shares as described under "Description of the Series D Preferred Shares—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right", your conversion rights (other than the Fundamental Change Conversion Right) as a holder of Series D Preferred Shares with respect to the Series D Preferred Shares so subject to repurchase will expire if we have not received your conversion notice by 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, unless we default on the payment of the Fundamental Change Repurchase Price (as defined below), and your Fundamental Change Conversion Right will automatically not be exercisable but instead you will be entitled to receive the Fundamental Change Repurchase Price from us unless you have converted your Series D Preferred Shares other than by exercise of the Fundamental Change Conversion Right.

Payment of Distributions Upon Conversion

Optional Conversion

        General.    If a holder of Series D Preferred Shares exercises its conversion rights, upon delivery of the Series D Preferred Shares for conversion, those Series D Preferred Shares will cease to cumulate distributions as of the end of the Conversion Date and the holder of those Series D Preferred Shares will not receive any cash payment representing accrued and unpaid distributions on the Series D Preferred Shares, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid distributions, whether or not in arrears, on Series D Preferred Shares converted at the election of the holder of Series D Preferred Shares, or for distributions on the common shares issued upon such conversion.

        Conversion On or Before Record Date.    If we receive a conversion notice before the close of business on a Distribution Record Date, the holder of Series D Preferred Shares will not be entitled to receive any portion of the distribution payable on such converted shares on the corresponding Distribution Payment Date.

        Conversion After Record Date and Prior to Payment Date.    If we receive a conversion notice after the Distribution Record Date but prior to the corresponding Distribution Payment Date, the holder of Series D Preferred Shares on the record date will receive on that Distribution Payment Date accrued distributions on those Series D Preferred Shares, notwithstanding the conversion of those Series D Preferred Shares prior to that Distribution Payment Date, because that holder of Series D Preferred Shares will have been the holder of record of the Series D Preferred Shares on the corresponding record date. At the time that such holder of the Series D Preferred Shares surrenders Series D Preferred Shares for conversion, however, it must pay to us an amount equal to the distribution that has accrued and that will be paid on the related Distribution Payment Date; provided that no such payment need be made if we have specified a Fundamental Change Conversion Date relating to a Fundamental Change that is after a Distribution Record Date and on or prior to the Distribution Payment Date to which that Distribution Record Date relates.

        Conversion On or After Distribution Payment Date and On or Prior to the Immediately Succeeding Record Date.    If the holder of Series D Preferred Shares is a holder of Series D Preferred Shares on a Distribution Record Date and converts such shares of Series D Preferred Shares into common shares on or after the corresponding Distribution Payment Date such holder of Series D Preferred Shares will be entitled to receive the distribution payable on such shares of Series D Preferred Shares on such Distribution Payment Date, and the holder of Series D Preferred Shares will not need to include payment of the amount of such distribution upon surrender for conversion of shares of the Series D Preferred Shares.

Company Conversion Option

        General.    If we convert Series D Preferred Shares pursuant to the Company Conversion Option, whether prior to, on, or after the Distribution Record Date for the current period, all unpaid distributions that are in arrears as of the Company Conversion Option Date will be payable to the holders of Series D Preferred Shares.

        Conversion After a Payment Date and Prior to the next Record Date.    If we exercise the Company Conversion Option and the Company Conversion Option Date is a date that is after the close of business on a Distribution Payment Date and prior to the close of business on the next Distribution Record Date, the holder of Series D Preferred Shares will not be entitled to receive any portion of the distribution payable for such period on such converted shares on the corresponding Distribution Payment Date.

        Conversion On or After Record Date and Prior to Payment Date.    If we exercise the Company Conversion Option and the Company Conversion Option Date is a date that is on or after the close of business on any Distribution Record Date and prior to the close of business on the corresponding Distribution Payment Date, all distributions, including accrued and unpaid distributions, whether or not in arrears, with respect to the Series D Preferred Shares called for a conversion on such date, will be payable on such Distribution Payment Date to the holder of Series D Preferred Shares if the holder of Series D Preferred Shares is the record holder of such shares on such record date.

Conversion Rate Adjustments

        Subject to and in accordance with the terms of the articles supplementary establishing the Series D Preferred Shares, we will adjust the Conversion Rate for:

  1.
  distributions on our common shares payable in our common shares, based on the following formula:

      CR1 = CRO × OS1/OSO

      where,

      CRO = the Conversion Rate in effect immediately prior to such event

      CR1 = the Conversion Rate in effect immediately after such event

      OSO = the number of our common shares outstanding immediately prior to such event

      OS1 = the number of our common shares outstanding immediately after such event;

  2.
  subdivisions, combinations or reclassifications of our common shares, based on the following formula:

      CR1 = CRO × OS1/OSO

      where,

      CRO = the Conversion Rate in effect immediately prior to such event

      CR1 = the Conversion Rate in effect immediately after such event

      OSO = the number of our common shares outstanding immediately prior to such event

      OS1 = the number of our common shares outstanding immediately after such event;

  3.
  distributions to all or substantially all holders of our common shares of certain rights or warrants entitling them, for a period expiring not more than 60 days immediately following the record date for the distribution, to purchase or subscribe for our common shares, or securities convertible into or exchangeable or exercisable for common shares, at a price per share that is less than the Closing Sale Price per share of our common shares on the record date for the distribution, based on the following formula:

      CR1 = CRO × (OSO+X)/(OSO+Y)

      where,

      CRO = the Conversion Rate in effect immediately prior to such event

      CR1 = the Conversion Rate in effect immediately after such event

      OSO = the number of our common shares outstanding immediately prior to such event

      X = the total number of our common shares issuable pursuant to such rights or warrants

      Y = the number of our common shares equal to the quotient of (A) the aggregate price payable to exercise of such rights or warrants and (B) the average of the Closing Sale Prices of our common shares for the 10 consecutive Trading Days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities;

  4.
  distributions to all or substantially all holders of our common shares of shares of our or any of our existing or future subsidiaries' shares of beneficial interest (other than our common shares), evidences of indebtedness or other assets (other than distributions covered by paragraphs 5 and 6 below) or the distribution to all or substantially all holders of our common shares of certain rights or warrants (other than those covered in paragraph 3, or as described below, certain rights or warrants distributed pursuant to a shareholder rights plan) to purchase or subscribe for our securities; however, we will not adjust the Conversion Rate pursuant to this provision for distributions of certain rights or warrants, if we make certain arrangements for holders of Series D Preferred Shares to receive those rights and warrants upon conversion of the Series D Preferred Shares, based on the following formula:

      CR1 = CRO × SPO/(SPO - FMV)

      where,

      CRO = the Conversion Rate in effect immediately prior to such distribution

      CR1 = the Conversion Rate in effect immediately after such distribution

      SPO = the average of the Closing Sale Prices of our common shares for the 10 consecutive Trading Days prior to the business day immediately preceding the ex-dividend date for such distribution

      FMV = the fair market value (as determined in good faith by our board of trustees) of such shares of beneficial interest, evidences of indebtedness or other assets distributed with respect to each of our outstanding common shares on the record date for such distribution

    With respect to an adjustment pursuant to this paragraph 4 where there has been a payment or a distribution on our common shares or capital shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off", the Conversion Rate in effect immediately before the close of business on the ex-dividend date will be increased, based on the following formula:

      CR1 = CRO × (FMVO+MPO) /MPO

      where,

      CRO = the Conversion Rate in effect immediately prior to such distribution

      CR1 = the Conversion Rate in effect immediately after such distribution

      FMVO = the average of the Closing Sale Prices of the capital shares or similar equity interest distributed to holders of our common shares applicable to one share of our common shares over the first 10 Trading Days after the effective date of the spin-off

      MPO = the average of the Closing Sale Prices of our common shares over the first 10 consecutive Trading Days after the effective date of the spin-off

    The adjustment to the Conversion Rate under the preceding paragraph with respect to a spin-off will occur on the tenth Trading Day from, and including, the effective date of the spin-off;

  5.
  cash distributions by us to all or substantially all holders of our common shares in excess of $0.21, or the Initial Distribution Threshold, other than distributions described in paragraph 6, based on the following formula:

      CR1 = CRO × SPO /(SPO - C)

      where,

      CRO = the Conversion Rate in effect immediately prior to the record date for such distribution

      CR1 = the Conversion Rate in effect immediately after the record date for such distribution

      SPO = the average of the Closing Sale Prices of our common shares for the 10 consecutive Trading Days prior to the business day immediately preceding the record date of such distribution

      C = the amount in cash per share we distribute to holders of our common shares that exceeds the Initial Distribution Threshold, in the case of a regular quarterly distribution, or in the case of another distribution the full amount of such distribution; and

    The Initial Distribution Threshold will be adjusted in a manner inversely proportional to adjustments to the Conversion Rate.

  6.
  distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common shares, where such cash and the value of any such other consideration per share of our common shares validly tendered or exchanged exceeds the Closing Sale Price per common share on the first trading day after expiration of the tender or exchange offer, based on the following formula:

      CR1 = CRO × (AC + (SP1 * OS1))/(OSO * SP1)

      where,

      CRO = the Conversion Rate in effect on the date such tender or exchange offer expires

      CR1 = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

      AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer

      OSO = the number of common shares outstanding immediately prior to the date such tender or exchange offer expires

      OS1 = the number of common shares outstanding immediately after the date such tender or exchange offer expires

      SP1 = the average of the Closing Sale Prices of our common shares for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires

    If, however, the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

        If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

  •
  we will not adjust the Conversion Rate pursuant to the numbered paragraphs above until the earliest of these triggering events occurs; and

  •
  we will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

        We will not adjust the Conversion Rate for any of the transactions described in the numbered paragraphs above if we make provision for each holder of the Series D Preferred Shares to participate in the transaction without conversion as if such holder held a number of shares equal to the Conversion Rate in effect on the "ex date" or effective date, as the case may be, for such transaction multiplied by the number of Series D Preferred Shares held by such holder.

        We will not adjust the Conversion Rate pursuant to the numbered paragraphs above unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2007, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment. Furthermore, if a Fundamental Change occurs, then we will give effect to all adjustments that we have otherwise deferred pursuant to this provision.

        In no event will the conversion price be reduced below $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

        In addition, the Conversion Rate will not be adjusted

  •
  upon the issuance of any common shares pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on our securities and the investment of additional optional amounts in common shares under any plan;

  •
  upon the issuance of any common shares or options or rights to purchase common shares pursuant to, or the repurchase by us of common shares pursuant to, any present or future employee, trustee, manager or consultant incentive or benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  for a change in the par value of the common shares; or

  •
  for accumulated and unpaid distributions.

        In the case of the following events, each a Business Combination:

  •
  any recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination);

  •
  a consolidation, merger or combination involving us;

  •
  a sale, conveyance or lease to another entity of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

  •
  a statutory share exchange;

in each case, as a result of which our common shareholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common shares, a holder of Series D Preferred Shares will be entitled thereafter to convert such Series D Preferred Shares into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which a holder of Series D Preferred Shares would have owned or been entitled to receive upon such Business Combination, except that a holder of Series D Preferred Shares will not receive the Make-Whole Premium (as defined below) if a holder of Series D Preferred Shares does not convert its Series D Preferred Shares. See"—Adjustment to the Conversion Rate upon the Occurrence of a Fundamental Change". In the event that our common shareholders have the opportunity to elect the form of consideration to be received in such Business Combination, we will make adequate provision whereby the holders of Series D Preferred Shares shall have a reasonable opportunity to determine the form of consideration into which all of the Series D Preferred Shares, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of Series D Preferred Shares who participate in such determination, shall be subject to any limitations to which all of our common shareholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our common shareholders, and (2) two trading days prior to the anticipated effective date of the Business Combination.

        We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of our Series D Preferred Shares (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the transfer agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, holders of Series D Preferred Shares will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding sentence. None of the foregoing provisions shall affect the rights of the holders of Series D Preferred Shares to convert Series D Preferred Shares into our common shares prior to the effective date.

        To the extent permitted by law and the continued listing requirements of the NYSE or any other securities exchange on which our common shares may then be listed, we may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and our board of trustees determines that the increase is in our best interests. Such a determination by our board of trustees shall be conclusive. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. In addition, we may also increase the Conversion Rate as we determine to be advisable in order to avoid taxes to recipients of certain distributions. However, we may not decrease the conversion price below $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

        To the extent that the rights agreement, dated as of March 10, 2004, by and between us and Wells Fargo Bank, National Association, as successor rights agent, or any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of Series D Preferred Shares, you will receive, in addition to common shares, the rights under such rights agreement or future rights plan, unless the rights have separated from our common shares at the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares, evidences of indebtedness, other assets or certain rights or warrants as described in paragraph number 4 above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We describe our rights agreement in the accompanying prospectus under "Description of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws—Rights Plan".

        In the event of:

  •
  a taxable distribution to holders of common shares which results in an adjustment to the Conversion Rate; or

  •
  an increase in the Conversion Rate at our discretion,

the holders of the Series D Preferred Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a distribution. This generally would occur, for example, if we adjust the Conversion Rate to compensate holders for cash distributions on our common shares and could also occur if we make other distributions of cash or property to our shareholders. See "Federal Income Tax and ERISA Considerations."

Adjustment to the Conversion Rate upon the Occurrence of a Fundamental Change

        If, on or prior to November 15, 2011, a Fundamental Change takes place (See "—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right"), and a holder converts the Series D Preferred Shares in connection with such Fundamental Change, we will increase, a described below under "—The Increase in the Conversion Rate", the Conversion Rate applicable to shares that are surrendered for conversion. A conversion of the Series D

Preferred Shares will be deemed for these purposes to be "in connection with" a Fundamental Change if the notice of conversion of the Series D Preferred Shares is received by the conversion agent from and including the effective date of such Fundamental Change to, and including, the Fundamental Change Conversion Date for that Fundamental Change.

        We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of our Series D Preferred Shares of the anticipated effective date of any proposed Fundamental Change which will occur on or prior to November 15, 2011. We must make this mailing or publication at least 15 days before the anticipated effective date of the Fundamental Change. In addition, no later than the third business day after the completion of such Fundamental Change, we must make an additional notice announcing such completion.

        If a holder surrenders Series D Preferred Shares for conversion in connection with such Fundamental Change we have announced, but such Fundamental Change is not consummated, then the holder will not be entitled to the increased Conversion Rate referred to above in connection with the conversion.

The Increase in the Conversion Rate

        In connection with a Fundamental Change on or prior to November 15, 2011, we will increase the Conversion Rate by reference to the table below, based on the date when the Fundamental Change becomes effective, which we refer to as the effective date, and the applicable price. If the Fundamental Change is a transaction or series of related transactions and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common shares in the Fundamental Change consists solely of cash, then the applicable price will be the cash amount paid per share of our common shares in the transaction. If the transaction is an asset sale and the consideration paid for our property and assets (or for the property and assets of us and our subsidiaries on a consolidated basis) consists solely of cash, then the applicable price will be the cash amount paid for our property and assets, expressed as an amount per share of our common shares outstanding on the effective date of the asset sale. In all other cases, the applicable price will be the average of the Closing Sale Price per share of our common shares for the five consecutive Trading Days immediately preceding the effective date. Our board of trustees will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the ex date of the event occurs, at any time during those five consecutive Trading Days.

        The following table sets forth the number of additional common shares per $25.00 liquidation preference per Series D Preferred Share that will be added to the Conversion Rate applicable to Series D Preferred Shares that are converted in connection with a fundamental change, which we refer to as the Make-Whole Premium. If an event occurs that requires an adjustment to the Conversion Rate, we will, on the date we must adjust the Conversion Rate, adjust each applicable price set forth in the first column of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

  •
  whose numerator is the Conversion Rate in effect immediately before the adjustment; and

  •
  whose denominator is the adjusted Conversion Rate.

        In addition, we will adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under "—Adjustments to the Conversion Rate."

Number of Additional Common Shares Issuable
per $25.00 Liquidation Preference

Effective date
Share price	October , 2006	November 15, 2007	November 15, 2008	November 15, 2009	November 15, 2010	November 15, 2011
$

        The exact applicable share price and effective date may not be as set forth in the table above, in which case:

  •
  if the actual applicable share price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

  •
  if the actual applicable price is greater than $            per share (subject to adjustment), we will not increase the Conversion Rate; and

  •
  if the actual applicable price is less than $            per share (subject to adjustment), we will not increase the Conversion Rate.

        However, we will not increase the Conversion Rate as described above to the extent the increase will cause the Conversion Rate to exceed            . We will adjust this maximum Conversion Rate in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under "—Conversion Rate Adjustments".

No Maturity; Redemption

        The Series D Preferred Shares have no maturity date. We are not required to redeem or repurchase the Series D Preferred Shares, and, except in certain circumstances described below under "—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right" or "Restrictions on Ownership and Transfer", we may not elect to repurchase Series D Preferred Shares. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely unless a Series D Preferred Shareholder or we decide to convert it. See "—Conversion Rights", "—Company Conversion Option" and "—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right".

        Our obligation to satisfy the additional share requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        The Series D Preferred Shares will not be subject to any sinking fund or mandatory redemption provisions, except as provided under "—Restrictions on Ownership and Transfer" below.

        Subject to applicable law, we may purchase Series D Preferred Shares in the open market, by tender or by private agreement. Any Series D Preferred Shares that we reacquire will be returned to the status of authorized but unissued Series D Preferred Shares, unless determined otherwise by our board of trustees.

Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right

        In the event of a Fundamental Change described below, each holder of Series D Preferred Shares will have the special right, or the Fundamental Change Conversion Right, in addition to any other applicable conversion right, to convert some or all of its Series D Preferred Shares on the relevant Fundamental Change Conversion Date into a number of our common shares per $25.00 liquidation preference equal to such liquidation preference plus accrued and unpaid distributions to but not including such fundamental change date divided by 98% of the Market Price of our common shares, or the Fundamental Change Conversion Rate. The Market Price of our common shares will be determined prior to the applicable Fundamental Change Conversion Date. The determination of the Market Price is described below under "—Determination of Market Price".

        If a holder of Series D Preferred Shares elects to convert Series D Preferred Shares as described in the preceding paragraph, we may elect, in lieu of that conversion, to repurchase some or all of such Series D Preferred Shares for a repurchase price equal to 100% of the liquidation preference of the Series D Preferred Shares to be repurchased plus accrued and unpaid distributions to, but not including, such Fundamental Change Conversion Date, or the Fundamental Change Repurchase Price; provided that if the relevant Fundamental Change Conversion Date is on a date that is after a Distribution Record Date and on or prior to the corresponding Distribution Payment Date, we will pay such distributions to the holder of record on the corresponding Distribution Record Date, which may or may not be the same person to whom we will pay the Fundamental Change Repurchase Price, and the Fundamental Change Repurchase Price will be equal to 100% of the liquidation preference of the Series D Preferred Shares to be repurchased.

        In the event we elect to repurchase Series D Preferred Shares that would otherwise be converted into common shares on a Fundamental Change Conversion Date and pay the Fundamental Change Repurchase Price, such Series D Preferred Shares shall not be converted into common shares and the holder of such shares will be entitled to receive the Fundamental Change Repurchase Price in cash from us.

        The aggregate number of our common shares issuable in connection with the exercise of the Fundamental Change Conversion Right may not exceed the number of common shares as shall then be authorized and available for issuance.

        Within 15 days after the occurrence of a Fundamental Change, we will provide to the holder of Series D Preferred Shares and the transfer agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice will state:

  •
  the events constituting the Fundamental Change;

  •
  the date of the Fundamental Change;

  •
  the last date on which the holder of Series D Preferred Shares may exercise the Fundamental Change Conversion Right;

  •
  to the extent applicable, the Fundamental Change Conversion Rate and the Fundamental Change Repurchase Price;

  •
  whether we will elect to repurchase some or all of Series D Preferred Shares as to which the Fundamental Change Conversion Right may be exercised and, if we will not purchase all such Series D Preferred Shares, indicating the percentage which we may elect to repurchase;

  •
  unless we have elected to repurchase all Series D Preferred Shares as to which the Fundamental Change Conversion Right has been exercised, the method of calculating the Market Price of our common shares;

  •
  the Fundamental Change Conversion Date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the Conversion Rate and any adjustment to the Conversion Rate that will result from the Fundamental Change;

  •
  that Series D Preferred Shares as to which the Fundamental Change Conversion Right has been exercised may be converted at the applicable Conversion Rate, if otherwise convertible, only if the notice of exercise of the Fundamental Change Conversion Right has been properly withdrawn; and

  •
  the procedures that the holder of Series D Preferred Shares must follow to exercise the Fundamental Change Conversion Right.

        Simultaneously with providing the holder of Series D Preferred Shares such notice, we will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which we provide such notice to the holders of Series D Preferred Shares.

        The Fundamental Change Conversion Date will be a date no less than 20 days nor more than 35 days after the date on which we give the above notice. To exercise the Fundamental Change Conversion Right, the holder of Series D Preferred Shares must deliver, on or before the close of business on the Fundamental Change Conversion Date, the Series D Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice will state:

  •
  the relevant Fundamental Change Conversion Date;

  •
  the number of Series D Preferred Shares to be converted; and

  •
  that the Series D Preferred Shares are to be converted pursuant to the applicable provisions of the Series D Preferred Shares.

        If the Series D Preferred Shares are not in certificated form, its conversion notice must comply with applicable DTC procedures.

        Holders of Series D Preferred Shares may withdraw any notice of exercise of its Fundamental Change Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Fundamental Change Conversion Date. The notice of withdrawal shall state:

  •
  the number of withdrawn Series D Preferred Shares;

  •
  if certificated Series D Preferred Shares have been issued, the certificate numbers of the withdrawn Series D Preferred Shares; and

  •
  the number of shares, if any, which remains subject to the conversion notice.

        If the Series D Preferred Shares are not in certificated form, the holder of Series D Preferred Shares notice of withdrawal of the holder of Series D Preferred Shares must comply with applicable DTC procedures.

        Series D Preferred Shares as to which the Fundamental Change Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into common shares in accordance with the Fundamental Change Conversion Right on the Fundamental Change Conversion Date, unless we have elected to repurchase such Series D Preferred Shares.

        The holder of any Series D Preferred Share which we have elected to repurchase will receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Conversion Date or the time of book-entry transfer or delivery of the Series D Preferred Shares. If the paying agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series D Preferred Shares on the business day following the Fundamental Change Conversion Date, then:

  •
  the Series D Preferred Shares will cease to be outstanding and distributions will cease to accrue (whether or not book-entry transfer of the Series D Preferred Shares is made or whether or not the Series D Preferred Shares Certificate is delivered to the transfer agent); and

  •
  all of the other rights of the holders of Series D Preferred Shares will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series D Preferred Shares).

        A Fundamental Change generally will be deemed to occur upon the occurrence of a "change in control" or a "termination of trading".

        A "change in control" generally will be deemed to occur at such time as:

  •
  any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended, or the Exchange Act) is or becomes the "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our shares of beneficial interest entitled to vote generally in the election of trustees, or the "voting share";

  •
  there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets, or of all or substantially all of the property or assets of us and our subsidiaries on a consolidated basis, to any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

  •
  we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless the persons that "beneficially owned," directly or indirectly, our voting share(s) immediately prior to such consolidation or merger "beneficially owned", directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation's voting share representing at least a majority of the total outstanding voting power of all outstanding classes of voting share of the surviving or continuing corporation.

  •
  the following persons cease for any reason to constitute a majority of our board of trustees:

  •
  individuals who on the first issue date of the Series D Preferred Shares constituted our board of trustees; and

  •
  any new trustees whose election to our board of trustees or whose nomination for election by our shareholders was approved by at least a majority of our trustees then still in office either who were trustees on such first issue date of the Series D Preferred Shares or whose election or nomination for election was previously so approved; or

  •
  we are liquidated or dissolved or holders of our shares of beneficial interest approve any plan or proposal for our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction described in the second and third bullet points above will not constitute a change in control if at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common shares and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction).

        A "termination of trading" is deemed to occur if our common shares (or other common shares into which the Series D Preferred Shares are then convertible) are neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

        There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets, or of less than all of the property or assets of us and our subsidiaries on a consolidated basis, would permit a holder to exercise the Fundamental Change Conversion Right above.

        In connection with a Fundamental Change repurchase, we will comply with all U.S. federal and state securities laws in connection with any offer by us to repurchase the Series D Preferred Shares upon a Fundamental Change.

        This Fundamental Change repurchase feature may make more difficult or discourage a party from taking over our company and removing incumbent management. We are not aware, however, of any specific effort to accumulate our shares of beneficial interest with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. In addition, the Fundamental Change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Fundamental Change repurchase feature is a result of negotiations between us and the underwriters.

        We could, in the future, enter into certain transactions, including recapitalizations that would not constitute a Fundamental Change but would increase the amount of debt outstanding or otherwise adversely affect the holders of Series D Preferred Shares. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, and to permit us to elect to repurchase the Series D Preferred Shares upon a Fundamental Change.

        If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change Repurchase Price. In addition, we may in the future incur indebtedness with similar change in control provisions permitting the holders thereof to accelerate or to require us to purchase such indebtedness upon the occurrence of similar events or on some specific dates. Our option to make a repurchase upon a Fundamental Change may be exercised by a third party that effects the payment of the Fundamental Change Repurchase Price in the manner, at the times and otherwise in compliance in all material respects with the requirements hereof and purchases all Series D Preferred Shares properly tendered and not withdrawn under the Fundamental Change repurchase offer and otherwise complies with the obligations in connection therewith.

Determination of Market Price

        Market Price means, with respect to any Fundamental Change Conversion Date, the average of the Closing Sale Prices of our common shares for the five consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Conversion Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such five Trading-Day period and ending on the Fundamental Change Conversion Date of any event requiring an adjustment of the Conversion Rate as described under "—Conversion Rate Adjustments"; provided that in no event shall the Market Price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

        Because the Market Price of our common shares is determined prior to the Fundamental Change Conversion Date, you will bear the market risk with respect to the value of the our common shares, if any, to be received from the date as of which the Market Price is determined to the date on which you receive such shares. In addition, the Market Price of our common shares is an average price rather than the price as of a single date.

Restrictions on Ownership and Transfer

        The articles supplementary for the Series D Preferred Shares provide that a 9.8% ownership limitation and excess share provisions described on page 30 of the accompanying prospectus apply both to ownership of all our shares of beneficial interest in the aggregate and to ownership of Series D Preferred Shares as a separate class. Our board of trustees may (1) elect to purchase or redeem any shares owned by a person or group of affiliated persons in excess of the ownership limitations or (2) refuse to transfer or issue shares to a person if an acquisition of shares by such person or group would result in such person or group exceeding these ownership limits. Any transfer of shares that would result in our disqualification as a REIT or in a person or group exceeding ownership limits is deemed void as of the date of such transfer. We may repurchase or redeem any shares necessary to maintain our status as a REIT.

        Our board of trustees has the right to waive ownership limitations and excess share provisions of the articles supplementary.

FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

        The following summary of United States federal income tax considerations and Employee Retirement Income Security Act of 1974 as amended, or ERISA, considerations relating to the acquisition, ownership and disposition of the Series D Preferred Shares supplements and updates the more detailed description of these matters in our Annual Report on Form 10-K for the year ended December 31, 2005, or our 2005 Annual Report, which we incorporate in this prospectus supplement by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the sections of our 2005 Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" are accurate in all material respects and, taken together, fairly summarize the federal income tax and ERISA issues discussed in those sections, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our 2005 Annual Report, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, for our 1987 through 2005 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and (2) that under the "plan assets" regulations promulgated by the Department of Labor under ERISA, our assets will not be deemed to be "plan assets".

        As a REIT, we generally will not be subject to federal income tax on our net income distributed to our shareholders. Distributions on the Series D Preferred Shares and the common shares into which they convert generally will be includable in your income as dividends to the extent the distributions do not exceed our allocable current or accumulated earnings and profits, with a portion of these dividends possibly treated as capital gain dividends as explained below. Because we are a REIT for federal income tax purposes, ordinary dividend income from us generally will not be "qualified dividend income" (eligible to be taxed at the maximum 15% rate for noncorporate holders), nor will it be eligible for the corporate dividends received deduction generally applicable to dividends from corporations. Distributions in excess of our allocable current or accumulated earnings and profits generally will be treated for federal income tax purposes as a return of capital to the extent of your basis in the Series D Preferred Shares or common shares, as the case may be, and will reduce this basis. In determining the extent to which a distribution on the Series D Preferred Shares or common shares, as the case may be, constitutes a dividend for federal income tax purposes, our current or accumulated earnings and profits will generally be allocated first to distributions with respect to the Series D Preferred Shares along with any other class of preferred shares we have outstanding, and thereafter to distributions with respect to our common shares.

        If for any taxable year we elect to designate as "capital gain dividends", as defined in Section 857 of the Internal Revenue Code, any portion of the dividends paid for the year to holders of all classes of our shares, then the portion of dividends designated as capital gain dividends that will be allocable to the Series D Preferred Shares will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on the Series D Preferred Shares for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our stock (including the Series D Preferred Shares) for that taxable year. Similarly, the portion of dividends designated as capital gain dividends that will be allocable to the common shares will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on the common shares for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our stock (including the common shares) for that taxable year.

        Effective generally from and after 2006, a special "wash sale" rule applies to a non-U.S. shareholder who owns any class of our shares if (1) the shareholder owns more than 5% of that class of shares at any time during the one-year period ending on the date of the distribution described below, or (2) that class of our shares is not, within the meaning of applicable Treasury Regulations, "regularly traded" on a domestic "established securities market" such as the NYSE. Although there can be no assurance in this regard, we believe that our common shares and our Series D Preferred Shares will be "regularly traded" on an "established securities market" within the meaning of applicable Treasury regulations, as described in our 2005 Annual Report. We thus anticipate this new wash sale rule to apply, if at all, only to a non-U.S. shareholder that owns more than 5% of either our common shares or our Series D Preferred Shares. Such a non-U.S. shareholder will be treated as having made a "wash sale" of our shares if it (1) disposes of an interest in our shares during the 30 days preceding the ex-dividend date of a distribution by us that, but for such disposition, would have been treated by the non-U.S. shareholder in whole or in part as gain from the sale or exchange of a United States real property interest, and then (2) acquires or enters into a contract to acquire a substantially identical interest in our shares, either actually or constructively through a related party, during the 61-day period beginning 30 days prior to the ex-dividend date. In the event of such a wash sale, the non-U.S. shareholder will have gain from the sale or exchange of a United States real property interest in an amount equal to the portion of the distribution that, but for the wash sale, would have been a gain from the sale or exchange of a United States real property interest. As described in our 2005 Annual Report, a non-U.S. shareholder's gain from the sale or exchange of a United States real property interest can trigger increased United States taxes, such as the branch profits tax applicable to non-U.S. corporations, and increased United States tax filing requirements.

        If you actually or constructively own none or a small percentage of our common shares, and you surrender your Series D Preferred Shares to us for cash only, then the repurchase of your Series D Preferred Shares is likely to qualify for sale or exchange treatment because the repurchase would not be "essentially equivalent to a dividend" as defined by the Internal Revenue Code. More specifically, a cash repurchase of your Series D Preferred Shares will be treated under Section 302 of the Internal Revenue Code as a distribution and hence taxable as a dividend to the extent of our allocable current or accumulated earnings and profits, as discussed above, unless the repurchase satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the repurchased shares. The repurchase will be treated as a sale or exchange if it (1) is "substantially disproportionate" with respect to your ownership in us, (2) results in a "complete termination" of your common and preferred share interest in us, or (3) is "not essentially equivalent to a dividend" with respect to you, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, you must generally take into account our common and preferred shares considered to be owned by you by reason of constructive ownership rules set forth in the Internal Revenue Code, as well as our common and preferred shares actually owned by you. Because the determination as to whether you will satisfy any of the tests of Section 302(b) of the Internal Revenue Code depends upon the facts and circumstances at the time that your Series D Preferred Shares are repurchased, you are encouraged to consult your own tax advisor to determine your particular tax treatment.

        In contrast to the discussion above, if you receive a number of our common shares as a result of a conversion or repurchase, then the transaction will be treated as a recapitalization. As such, you would recognize income or gain only to the extent of the lesser of (1) the excess, if any, of the value of the cash and common shares you receive over your adjusted tax basis in your Series D Preferred Shares surrendered or (2) the cash you receive. Any cash you receive, up to the amount of income or gain recognized, would generally be characterized as a dividend to the extent that a surrender of your Series D Preferred Shares to us for cash only would be taxable as a dividend, as discussed above, and the balance of the recognized amount, if any, will be gain. Your basis in your common shares received would be equal to your basis for your Series D Preferred Shares surrendered, less any cash received, plus any income or gain recognized. Your holding period in your common shares received would be the same as your holding period for the Series D Preferred Shares surrendered. Non-U.S. shareholders may not be eligible for the foregoing partial nonrecognition rules and may instead be subject to special rules discussed below.

        Under Section 305 of the Internal Revenue Code, convertible preferred stock that may be redeemed at a premium (that is, a price higher than its issue price) may have this "redemption premium" treated as a constructive distribution. Under applicable Treasury Regulations, constructive distribution treatment is required in the case of callable preferred stock only if, based on all of the facts and circumstances as of the issue date, redemption pursuant to this call right is more likely than not to occur. Even if this redemption is more likely than not to occur, constructive distribution treatment is not required if the redemption premium is solely in the nature of a penalty for premature redemption, i.e., it is a premium paid as a result of changes in economic conditions over which neither we nor you have control. The Treasury Regulations also provide a safe harbor pursuant to which an issuer's right to redeem will not be treated as more likely than not to occur. While there can be no assurance in this regard, we believe that constructive distribution treatment on the Series D Preferred Shares will not be required.

        You generally will not recognize any income, gain or loss upon conversion of Series D Preferred Shares into common shares except with respect to cash, if any, you receive in lieu of a fractional common share. Your income tax basis in the common shares you receive on the conversion generally will be the same as your adjusted tax basis in the Series D Preferred Shares just prior to the time of conversion, reduced by any basis allocable to any fractional share. Your holding period for the common shares you receive will generally include the holding period of the Series D Preferred Shares converted. Any cash you receive in lieu of a fractional common share upon conversion will be treated as a payment in exchange for the fractional common share. Accordingly, your receipt of cash in lieu of a fractional share generally will result in capital gain or loss, measured by the difference between the cash you receive for the fractional share and your adjusted tax basis attributable to the fractional share. Non-U.S. shareholders may not be eligible for the foregoing rules and may instead be subject to special rules discussed below.

        Your rights to convert your Series D Preferred Shares into common shares allow for the conversion price to be adjusted under a number of circumstances, generally to ensure that you receive an economically equivalent number of shares from a conversion following stock splits and stock dividends of our common shares, and also following certain cash distributions on common shares in excess of threshold amounts. Section 305 of the Internal Revenue Code treats some of these adjustments as constructive taxable distributions. In general, you would be deemed to receive a constructive distribution if the conversion price is adjusted for a taxable distribution to the holders of common shares. Constructive distributions so treated would be taxable first as dividends to the extent paid out of our allocable current or accumulated earnings and profits, next as a nontaxable return of capital to the extent of your basis in your Series D Preferred Shares, and finally as gain from the sale or exchange of your Series D Preferred Shares. Your adjusted tax basis in your Series D Preferred Shares would be increased by constructive distributions to you taxable as dividends or gain, and would be unaffected by constructive distributions that were nontaxable returns of capital. Conversely, a failure to appropriately adjust the conversion price of your Series D Preferred Shares could result in a constructive distribution to holders of common shares that would be taxable to them in a similar manner.

        As more fully explained in the section of our 2005 Annual Report captioned "Federal Income Tax Considerations", nonrecognition treatment may not apply at all, and a non-U.S. shareholder may be subject to federal income tax, increased United States tax filing requirements, and possibly a branch profits tax, in respect of all the gain realized on the sale, repurchase or conversion of our Series D Preferred Shares, if those shares constitute United States real property interests under Section 897 of the Internal Revenue Code and related Treasury regulations. The Series D Preferred Shares will not constitute such United States real property interests if we are a "domestically controlled REIT". A domestically controlled REIT is a REIT in which at all times during the preceding five-year period less than 50% in value of its shares is held directly or indirectly by foreign persons. We believe that we are and will be a domestically controlled REIT and thus a non-U.S. shareholder's gain on sale, repurchase or conversion of our Series D Preferred Shares will not be subject to United States federal income taxation. However, because our shares are publicly traded, we can provide no assurance that we will be a domestically controlled REIT. If we are not a domestically controlled REIT, but the Series D Preferred Shares are "regularly traded", as defined by applicable Treasury regulations, on an "established securities market" like the NYSE, then a non-U.S. shareholder's gain on sale, repurchase or conversion of our Series D Preferred Shares will not be subject to United States federal income taxation as a sale of a United States real property interest, if the non-U.S. shareholder has at all times during the preceding five years owned 5% or less by value of that class of shares. In this regard, because the Series D Preferred Shares of others may be repurchased and are convertible, your percentage interest in the Series D Preferred Shares may increase even if you acquire no additional Series D Preferred Shares.

        If you are subject to backup or other federal income tax withholding (for example, if you are a non-U.S. shareholder of Series D Preferred Shares), then a withholding agent may be required to withhold the appropriate amount with respect to a constructive distribution even though there is no related receipt of cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the withholding agent may reduce to cash for remittance to the Internal Revenue Service a sufficient portion of your Series D Preferred Shares or other property. You may be responsible for the brokerage commissions and other costs relating to the generation of sufficient cash to remit to the Internal Revenue Service.

        Fiduciaries of ERISA plans and persons making the investment decision for an IRA or any non-ERISA plan are urged to consult their advisors before making an investment in Series D Preferred Shares and to review the section of our 2005 Annual Report captioned "ERISA Plans, Keogh Plans and Individual Retirement Accounts", which is applicable to an investment in the Series D Preferred Shares. We call special attention to the fact that Series D Preferred Shares will be analyzed as a separate class under the Department of Labor regulation summarized in our 2005 Annual Report to determine whether such shares are "publicly offered securities". We believe that, immediately after this offering, Series D Preferred Shares will be owned by 100 or more investors independent of us and of each other, and therefore that the "widely held" requirement for qualification as publicly offered securities will be met. We also believe that the other requirements for such qualification will be met, so that the Series D Preferred Shares will be publicly offered securities under the Department of Labor regulations, but no assurance can be given as to these matters.

        We encourage you to consult your own advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you, including any possible prohibited transaction concerns, of the acquisition, ownership and disposition of the Series D Preferred Shares.

UNDERWRITING

        Subject to the terms and conditions contained in a purchase agreement between us and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the number of Series D Preferred Shares listed opposite its name. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as representatives of the underwriters listed below.

Underwriter	Number of Series D Preferred Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
RBC Capital Markets Corporation
UBS Securities LLC

Total	10,000,000

        The underwriters have agreed to purchase all of the Series D Preferred Shares sold under the purchase agreement if any of the Series D Preferred Shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the Series D Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series D Preferred Shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters have advised us that they propose initially to offer the Series D Preferred Shares to the public at the initial public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $    per share. After the initial public offering, the public offering price and concession may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share	With Option	Without Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to HRPT Properties Trust	$	$	$

        The expenses of the offering, not including the underwriting discount, are estimated at $            and are payable by us.

Over-allotment Option

        We have granted an option to the underwriters to purchase up to an additional 1,500,000 Series D Preferred Shares at the public offering price less the underwriting discount plus accrued distributions from the date of original issuance of the Series D Preferred Shares. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional Series D Preferred Shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We, our executive officers and our trustees have agreed, with exceptions, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of our Series D Preferred Shares or common shares or any securities convertible into or exercisable or exchangeable for Series D Preferred Shares or common shares, or warrants to purchase Series D Preferred Shares or common shares, and not to take certain other actions relating to our Series D Preferred Shares or common shares, for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representatives of the underwriters.

New York Stock Exchange Listing

        We will file an application to list the Series D Preferred Shares on the NYSE. If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to commence within 30 days after the initial delivery of the Series D Preferred Shares. The underwriters have advised us that they intend to make a market in the Series D Preferred Shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the Series D Preferred Shares, however, and if they begin to make a market they may cease to do so at any time.

Price Stabilization and Short Positions

        Until the distribution of the Series D Preferred Shares is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase Series D Preferred Shares and our common shares. However, the underwriters may engage in transactions that stabilize the price of the Series D Preferred Shares and the common shares, such as bids or purchases to peg, fix or maintain that price.

        If the underwriters create a short position in the Series D Preferred Shares or our common shares in connection with this offering (i.e., if they sell more Series D Preferred Shares than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing shares in the open market. Purchases of Series D Preferred Shares to stabilize the price or to reduce a short position may cause the price of the Series D Preferred Shares to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Series D Preferred Shares or our common shares. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        In the ordinary course of their business, the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us. They have received and will receive customary fees and commissions for these transactions. Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds from this offering used to reduce amounts outstanding thereunder.

Selling Restrictions

        The underwriters intend to comply with all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver Series D Preferred Shares or have in their possession or distribute the prospectus supplement and accompanying prospectus or any such material.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of the Series D Preferred Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Series D Preferred Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that the underwriters may, with effect from and including the Relevant Implementation Date, make offers of Series D Preferred Shares to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Series D Preferred Shares to the public" in relation to any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series D Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe the Series D Preferred Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the Series D Preferred Shares that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no Series D Preferred Shares have been offered or sold or will be offered or sold, directly or indirectly, to the public in France except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the Series D Preferred Shares has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any Series D Preferred Shares acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2,

L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

        The underwriters acknowledge and agree that:

            (i)  they have not offered or sold and will not offer or sell the Series D Preferred Shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Series D Preferred Shares would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, or the FSMA, by us;

           (ii)  they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of the Series D Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (iii)  they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the Series D Preferred Shares in, from or otherwise involving the United Kingdom.

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Series D Preferred Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Series D Preferred Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The offering of the Series D Preferred Shares has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the CONSOB) pursuant to Italian securities legislation and, accordingly, the underwriters have represented and agreed that the Series D Preferred Shares may not and will not be offered, sold or delivered, nor may or will copies of the prospectus supplement and the accompanying prospectus or any other documents relating to the Series D Preferred Shares be distributed in Italy, except (1) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or Regulation No. 11522, or (2) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, or the Financial Services Act, and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

        Any offer, sale or delivery of the Series D Preferred Shares or distribution of copies of the prospectus supplement and accompanying prospectus or any other document relating to the Series D Preferred Shares in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (1) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended, or the Italian Banking Law, Regulation No. 11522, and any other applicable laws and regulations; (2) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (3) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

        Any investor purchasing the Series D Preferred Shares in the offering is solely responsible for ensuring that any offer or resale of the Series D Preferred Shares it purchased in the offering occurs in compliance with applicable laws and regulations.

        The prospectus supplement and accompanying prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the "Financial Services Act" and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, are not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on them or their contents.

        Italy has only partially implemented the Prospectus Directive, the provisions above regarding the "European Economic Area" shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

        Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

LEGAL MATTERS

        Venable LLP, Baltimore, Maryland, our Maryland counsel, will issue an opinion about the legality of the Series D Preferred Shares. Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, and Sidley Austin LLP, New York, New York, counsel to the underwriters in connection with this offering, will each also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon an opinion of Venable LLP. Sullivan & Worcester LLP also represents Reit Management & Research LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

        The consolidated financial statements of HRPT Properties Trust appearing in our Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and HRPT Properties Trust's management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. In addition to the documents listed in the accompanying prospectus under the heading "Documents Incorporated by Reference", we incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  Our Current Report on Form 8-K dated August 22, 2006.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the termination of the offering of the Series D Preferred Shares:

  •
  Reports filed under Sections 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

  •
  Any reports filed under Section 15(d) of the Exchange Act.

        You may request a copy of any of the filings (excluding exhibits), at no cost, by writing or telephoning us at the following address:

Investor Relations
HRPT Properties Trust
400 Centre Street
Newton, Massachusetts 02458
(617) 332-3990

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's website at http://www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        STATEMENTS ARE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, AND THE DOCUMENTS INCORPORATED BY REFERENCE, THAT ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, AND THE DOCUMENTS INCORPORATED BY REFERENCE AND INCLUDE STATEMENTS REGARDING

  •
  THE SECURITY OF OUR RENTAL INCOME AND OUR LEASES,

  •
  THE CREDIT QUALITY OF OUR TENANTS,

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, RENEW LEASES, SIGN LONG TERM LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  OUR ACQUISITION AND SALE OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE EFFECTIVELY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS,

  •
  REPAYMENT OF, AND FUTURE AVAILABILITY OF BORROWINGS UNDER, OUR REVOLVING CREDIT FACILITY,

  •
  THE TAX TREATMENT OF OUR DISTRIBUTIONS,

  •
  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST,

  •
  OUR ABILITY TO RAISE CAPITAL,

AND OTHER MATTERS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.

        ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. SUCH FACTORS INCLUDE, WITHOUT LIMITATION,

  •
  CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE, AND

  •
  CHANGES IN FEDERAL, STATE AND LOCAL LEGISLATION.

FOR EXAMPLE:

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO LOCATE NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF OUR PROPERTIES,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE,

  •
  OUR TENANTS MAY EXPERIENCE LOSSES AND BECOME UNABLE TO PAY OUR RENTS, AND

  •
  WE MAY BE UNABLE TO IDENTIFY PROPERTIES WHICH WE WANT TO BUY OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES,

  •
  CONTINGENCIES IN OUR COMMITTED ACQUISITIONS AND SALES MAY CAUSE THESE TRANSACTIONS NOT TO OCCUR OR TO BE DELAYED, AND

  •
  OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AND UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT.

        SIMILARLY, OUR IMPLEMENTATION OF FAS 141 HAS REQUIRED US TO MAKE JUDGMENTS ABOUT THE ALLOCATION OF THE PURCHASE PRICES OF OUR PROPERTIES WHICH AFFECT OUR FINANCIAL STATEMENTS, INCLUDING FUTURE INCOME; THESE JUDGMENTS ARE BASED UPON OUR ESTIMATES, BELIEFS AND EXPECTATIONS ABOUT VACANT BUILDING VALUES AND RENTAL RATES, BUT SUCH ESTIMATES, BELIEFS AND EXPECTATIONS MAY PROVE TO BE INACCURATE. THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IDENTIFY OTHER IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

        FORWARD LOOKING STATEMENTS ARE ONLY EXPRESSIONS OF OUR PRESENT EXPECTATIONS AND INTENTIONS. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HRP, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, AS SO AMENDED AND SUPPLEMENTED, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HRP SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRP. ALL PERSONS DEALING WITH HRP, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HRP FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PROSPECTUS

HRPT Properties Trust

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

          We may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares;

  •
  preferred shares;

  •
  depositary shares; and

  •
  warrants.

These securities may be offered and sold separately or together in units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

          The securities described in this prospectus offered by us may be issued in one or more series or issuances. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of any securities we actually offer in supplements to this prospectus. You should carefully read this prospectus and the supplements before you decide to invest in any of these securities.

          The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any listing on a securities exchange. Our common shares are listed on the New York Stock Exchange under the symbol "HRP."

          Investing in these securities involves risks that are described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

          Our principal executive office is at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 332-3990.

The date of this prospectus is June 19, 2006.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one of more offerings.

          This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated By Reference."

          You should rely only on the information incorporated by reference or provided in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

          References in this prospectus to "we," "us," "our" or "HRPT" mean HRPT Properties Trust.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

          CERTAIN STATEMENTS AND IMPLICATIONS CONTAINED IN THIS PROSPECTUS, AND THE DOCUMENTS INCORPORATED BY REFERENCE, ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE AND INCLUDE STATEMENTS REGARDING:

  •
  THE SECURITY OF OUR RENTAL INCOME AND OUR LEASES,

  •
  THE CREDIT QUALITY OF OUR TENANTS,

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, RENEW LEASES, SIGN NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  OUR ACQUISITION OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE EFFECTIVELY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST,

  •
  OUR ABILITY TO RAISE CAPITAL,

AND OTHER MATTERS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.

          ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. SUCH FACTORS INCLUDE, WITHOUT LIMITATION,

  •
  CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE, AND

  •
  CHANGES IN FEDERAL, STATE AND LOCAL LEGISLATION.

          THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH, SUCH AS CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR NEEDS FOR LEASED SPACE, OR CHANGES IN THE CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE BEYOND OUR CONTROL.

FOR EXAMPLE:

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO LOCATE NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF OUR PROPERTIES,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE,

  •
  OUR TENANTS MAY EXPERIENCE LOSSES AND BECOME UNABLE TO PAY OUR RENTS,

  •
  CHANGES IN CIRCUMSTANCES COULD CAUSE THE CLOSINGS OF OUR COMMITTED ACQUISITIONS AND SALES NOT TO OCCUR OR BE DELAYED BECAUSE THE RESULTS OF VARIOUS DILIGENCE ITEMS MAY CAUSE THE TRANSACTIONS TO FAIL TO CLOSE,

  •
  WE MAY BE UNABLE TO IDENTIFY PROPERTIES WHICH WE WANT TO BUY OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, AND

  •
  OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN "ITEM 1A. RISK FACTORS" CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND IN OTHER DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

          FORWARD LOOKING STATEMENTS ARE ONLY EXPRESSIONS OF OUR PRESENT EXPECTATIONS AND INTENTIONS. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

HRPT PROPERTIES TRUST

          We are a real estate investment trust, or REIT, which primarily owns commercial office buildings located in major metropolitan areas throughout the United States. In addition to commercial office buildings, as of December 31, 2005, we also owned approximately 23.8 million square feet of industrial property, including approximately 17.9 million square feet of leased commercial and industrial lands located in Oahu, Hawaii. As of December 31, 2005, we owned 442 properties with approximately 55.1 million square feet of space located in 32 states and Washington, D.C.

USE OF PROCEEDS

          Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our credit facility or other debt. Until the proceeds from a sale of securities by us are applied to their intended purposes, they will be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

DESCRIPTION OF DEBT SECURITIES

          The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. Our senior unsecured debt securities will be issued under the Indenture, dated as of July 9, 1997, between us and U.S. Bank National Association (as successor trustee to State Street Bank and Trust Company), as it may be amended, supplemented, or otherwise modified from time to time, or under one or more other indentures between us and that bank or another trustee. Our other debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

          The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is part. We will file any final indentures and supplemental indentures if we issue debt securities. See "Where You Can Find More Information." You may also review our July 9, 1997 senior debt indenture at the corporate trust offices of U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110. This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

General

          We may issue debt securities that rank "senior" or "subordinated." The debt securities that we refer to as "senior" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other subordinated indebtedness. We refer to these as "subordinated" securities. We have filed with the registration statement of which this prospectus is a part, two separate forms of indenture, one for the senior securities and one for the subordinated securities.

          We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

          We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

          The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities or subordinated securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities; and

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered.

          We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

          Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

          Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

          Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

          If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

          You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

          You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

          You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

          Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

  •
  If we merge out of existence or sell all our assets, the other company must be an entity organized under the laws of a state or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

  •
  Immediately after the merger, sale of assets or other transaction, we may not be in default on our debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Certain Covenants

          Existence.    Except as permitted as described above under "—Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

          Provisions of Financial Information.    Whether or not we remain required to do so under the Securities Exchange Act of 1934, as amended, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

          Additional Covenants.    Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities, will be described in the applicable prospectus supplement.

Events of Default and Related Matters

          Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  We do not pay the principal or any premium on a debt security of that series when it becomes due upon its maturity date;

  •
  We do not pay interest on a debt security of that series within 30 days after its due date;

  •
  We do not deposit any sinking fund payment for that series when due;

  •
  We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

  •
  We default under any of our other indebtedness in an aggregate principal amount exceeding a specified dollar amount after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

  •
  We or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  Any other event of default described in the applicable prospectus supplement occurs.

          The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended.

          Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

          The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

          Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

          Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  The trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

          Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

          There are three types of changes we can make to the indentures and the debt securities:

          Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security or the rate of interest;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity, or adversely affect any right of repayment at the option of the holder of such securities;

  •
  change the payment or currency of payment on a debt security;

  •
  change the place of payment;

  •
  impair your right to sue for payment;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  reduce the voting or quorum requirements;

  •
  modify or waive any provisions relating to default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

  •
  modify any of the foregoing provisions.

          Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

          Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

          Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

          Discharge.    We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

          Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

  •
  We must deliver to the trustee a legal opinion confirming the tax law change or IRS ruling described above.

          If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

          Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your rights to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

          Covenant Defeasance.    Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

          If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

          If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

          Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance (1) a holder elects to receive payment in a currency other than that in which the deposit has been made, or (2) a "Conversion Event" occurs in respect of the currency in which the deposit has been made, the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in trust into the currency, currency unit or composite currency in which that debt security becomes payable as a result of the holder's election or the "Conversion Event" based on the applicable market exchange rate.

          A "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

          Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

Meetings of Holders

          A meeting of the holders of debt securities may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities, upon notice given as provided in the indenture. Except for any consent or other action that must be specifically given by the holder of each debt security any resolution presented at a meeting at which a quorum is present may be adopted by a majority vote of the outstanding debt securities. Any resolution that may be made by the holders of less than a majority of the outstanding debt securities may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the applicable indenture will be binding on all holders of the debt securities of that series. The quorum at any meeting called to adopt a resolution will be persons representing a majority in principal amount of the outstanding debt securities. However, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities will constitute a quorum.

          If any action is to be taken at a meeting of holders of debt securities of any series with respect to any consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (1) there will be no minimum quorum requirement for such meeting and (2) the principal amount of the outstanding debt securities of that series that vote in favor of such consent, waiver or other action will be taken into account in determining whether such consent, waiver or other action has been made, given or taken under the indenture.

Conversion Rights

          The terms and conditions, if any, upon which the debt securities are convertible into common or preferred shares will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into common or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status under the Internal Revenue Code of 1986, as amended.

Subordination

          We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  •
  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

          If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

          The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

          Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

          DTC has provided the following information to us. DTC is a:

  •
  limited-purpose trust company organized under the New York Banking Law;

  •
  banking organization within the meaning of the New York Banking Law;

  •
  member of the U.S. Federal Reserve System;

  •
  clearing corporation within the meaning of the New York Uniform Commercial Code; and

  •
  clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

          We expect that, pursuant to procedures established by DTC, direct participants will receive credit for the debt securities on DTC's records and the ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or any of its direct participants or for maintaining, supervising or reviewing any records of DTC or any of its direct participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair your ability to own, pledge or transfer beneficial interests in any global note.

          So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities evidenced by a global note for all purposes under the indentures. Except as described below, as an owner of a beneficial interest in debt securities evidenced by a global note you will not be entitled to have any of the debt securities evidenced by such global note registered in your name, you will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and you will not be considered the owner or holder thereof under the indentures for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, you must rely on the procedures of DTC and, if you are not a direct participant, on the procedures of the direct participant through which you own your interest, to exercise any rights of a "holder" under the indentures. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indentures, DTC would authorize the direct participants holding the relevant beneficial interest to give or take such action, and such direct participants would authorize beneficial owners through such direct participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

          Payments of principal and interest or additional amounts, if any, on the debt securities evidenced by a global note registered in the name of the holder of a global note or its nominee will be made by the trustee to or at the direction of the holder of a global note or its nominee, as the case may be, as the registered owner of a global note under the indentures. Under the terms of the indentures, we and the trustee may treat the person in whose name debt securities, including a global note, are registered as the owners thereof for the purposes of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest or additional amounts, if any).

          DTC's practice is to credit the accounts of relevant direct participants on the applicable payment date in accordance with their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by direct participants to the beneficial owners of debt securities will be governed by standing instructions and customary practice and will be the responsibility of DTC's direct participants. Redemption notices with respect to any debt securities will be sent to the holder of any global note (i.e., DTC, its nominee or any subsequent holder). If less than all of the debt securities are to be redeemed, we expect the holder of a global note to determine the amount of interest of each direct participant in the notes to be redeemed by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note for such debt securities.

          Debt securities which are evidenced by a global note will be exchangeable for certified debt security with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed within 90 days; or

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  we determine not to require all of the debt securities to be evidenced by a global note and notify the trustee of our decision, in which case we will issue individual debt securities in denominations of $1,000 and integral multiples thereof.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

          Our declaration of trust authorizes us to issue up to an aggregate of 300,000,000 shares of beneficial interest, including 250,000,000 common shares of beneficial interest, par value $.01 per share, and 50,000,000 preferred shares of beneficial interest, par value $.01 per share, 12,650,000 of which are designated as Series B Cumulative Redeemable Preferred Shares, and 6,000,000 of which are designated as Series C Cumulative Redeemable Preferred Shares, and authorizes our board of trustees to determine, at any time and from time to time the number of authorized shares of beneficial interest, as described below. As of June 14, 2006, we had 209,985,540 common shares issued and outstanding, 12,000,000 Series B Cumulative Redeemable Preferred Shares issued and outstanding as described below under "Series B Cumulative Redeemable Preferred Shares" and 6,000,000 Series C Cumulative Redeemable Preferred Shares issued and outstanding as described below under "Series C Cumulative Redeemable Preferred Shares." In connection with the adoption of our shareholders' rights plan, our board established an authorized class now consisting of 2,500,000 preferred shares, par value $.01 per share, described more fully below under "Junior Participating Preferred Shares." We have also designated 9,200,000 of our preferred shares as Series A Cumulative Redeemable Preferred Shares, all of which we redeemed in March 2006. As of the date of this prospectus no other class or series of preferred shares had been established.

          Our declaration of trust contains a provision permitting our board, without any action by our shareholders, to amend the declaration of trust at any time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class that we have authority to issue. Our declaration of trust further authorizes our board to cause us to issue our authorized shares and to reclassify any unissued preferred shares into other classes or series. We believe that this ability of our board will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board has no intention at the present time of doing so, it could authorize us to issue a new class or series that could, depending upon the terms of the class or series, delay, defer or prevent a change of control of us.

Common Shares

          The following is a summary description of the material terms of our common shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

          Except as otherwise described in any applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

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  to receive distributions on our shares if, as and when authorized by our board and declared by us out of assets legally available for distribution; and

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  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

          Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. However, holders of our common shares do not have cumulative voting rights in the election of trustees.

          Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

          For other information with respect to our common shares, including effects that provisions in our declaration of trust and bylaws may have in delaying, deferring or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws" below.

Preferred Shares

          The following is a summary of the material terms of our preferred shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including the applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement.

          General.    Our declaration of trust authorizes our board to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

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  the distinctive designation of each series and the number of shares that will constitute the series;

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  the voting rights, if any, of shares of the series;

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  the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

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  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

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  the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

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  any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

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  if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

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  whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

          The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

          The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust, including any applicable articles supplementary, and our bylaws.

          The prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

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  the description of the preferred shares;

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  the number of the preferred shares offered;

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  the voting rights, if any, of the holders of the preferred shares;

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  the offering price of the preferred shares;

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  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

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  the date from which distributions on the preferred shares shall accumulate;

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  the provisions for any auctioning or remarketing, if any, of the preferred shares;

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  the provision, if any, for redemption or a sinking fund;

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  the liquidation preference per share;

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  any listing of the preferred shares on a securities exchange;

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  whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

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  whether interests in the preferred shares will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

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  a discussion of federal income tax considerations;

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  the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

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  any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

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  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust; and

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  any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the preferred shares.

          As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

          Unless our board of trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

Distributions

          Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, our board of trustees must authorize and we must declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

          Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

          If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

          Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

          We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

          We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

          If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

          The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

          If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

          For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

Voting Rights

          Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise from time to time specified in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our board of trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare or pay and set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare or pay and set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire board of trustees will be increased by two trustees.

          Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each series of preferred shares outstanding at that time:

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  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

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  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, that materially and adversely affects the series of preferred shares.

          The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

          The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

          As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

          We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

          We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Series B Cumulative Redeemable Preferred Shares

          On September 6, 2002, we issued and sold 12,000,000 shares of a new series of preferred shares, the 8 3/4% Series B Cumulative Redeemable Preferred Shares, in a public offering. The price to the public was $25 per share.

          The following is a summary of the material terms of those Series B preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

          Holders of Series B preferred shares are entitled to receive cumulative cash dividends at a rate of 8 3/4% per year of the $25 per share liquidation preference (equivalent to $2.1875 per year per share). Distributions on the Series B preferred shares are payable quarterly in arrears on the 15th day of each February, May, August and November or, if not a business day, the next business day. Dividends on the Series B preferred shares are cumulative. The Series B preferred shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with each of our other series or classes of preferred shares, including our Series C preferred shares. The Series B preferred shares do not have any maturity date, and we are not required to redeem the Series B preferred shares. We may not redeem the Series B preferred shares prior to September 12, 2007, except in limited circumstances relating to our continuing qualification as a Maryland real estate investment trust. On and after September 12, 2007, we may, at our option, redeem the Series B preferred shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

          If we liquidate, dissolve or wind up, holders of the Series B preferred shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series B preferred shares as to liquidation rights. The rights of the holders of the Series B preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series B preferred shares, including our Series C preferred shares. See "—Series C Cumulative Redeemable Preferred Shares." Holders of any series of our preferred shares, including the Series B preferred shares, generally have no voting rights. However, if we do not pay distributions on the Series B preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series B preferred shares, voting together with the holders of any other class or series of our preferred shares which has similar voting rights, including our Series C preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series B preferred shares is required for us to authorize, create or increase the shares of beneficial interest ranking senior to the Series B preferred shares or to amend our declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series B preferred shares. The Series B preferred shares are not convertible into or exchangeable for any other securities or property.

Series C Cumulative Redeemable Preferred Shares

          On February 9, 2006, we issued and sold 6,000,000 shares of a new series of preferred shares, the 7 1/8% Series C Cumulative Redeemable Preferred Shares, in a public offering. The price to the public was $25 per share.

          The following is a summary of the material terms of those Series C preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

          Holders of Series C preferred shares are entitled to receive cumulative cash dividends at a rate of 7 1/8% per year of the $25 per share liquidation preference (equivalent to $1.78125 per year per share). Distributions on the Series C preferred shares are payable quarterly in arrears on the 15th day of each May, August, November and February or, if not a business day, the next business day. Dividends on the Series C preferred shares are cumulative. The Series C preferred shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with each of our other series or classes of preferred shares, including our Series B preferred shares. The Series C preferred shares do not have any maturity date, and we are not required to redeem the Series C preferred shares. We may not redeem the Series C preferred shares prior to February 15, 2011, except in limited circumstances relating to our continuing qualification as a Maryland real estate investment trust. On and after February 15, 2011, we may, at our option, redeem the Series C preferred shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

          If we liquidate, dissolve or wind up, holders of the Series C preferred shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series C preferred shares as to liquidation rights. The rights of the holders of the Series C preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series C preferred shares, including our Series B preferred shares. See "—Series B Cumulative Redeemable Preferred Shares." Holders of any series of our preferred shares, including the Series C preferred shares, generally have no voting rights. However, if we do not pay distributions on the Series C preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C preferred shares, voting together with the holders of any other class or series of our preferred shares which has similar voting rights, including our Series B preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series C preferred shares is required for us to authorize, create or increase the shares of beneficial interest ranking senior to the Series C preferred shares or to amend our declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series C preferred shares. The Series C preferred shares are not convertible into or exchangeable for any other securities or property.

Junior Participating Preferred Shares

          In connection with the adoption of our shareholders rights plan described below, our board has established an authorized but unissued class of 2,500,000 preferred shares. See "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Rights Plan," for a summary of our shareholders' rights plan. Certain preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our junior participating preferred shares, when and if issued, are described below.

          The following is a summary of the material terms of the junior participating preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

          If issued, the holder of each junior participating preferred share is entitled to quarterly dividends in the greater amount of $5.00 or 100 times the quarterly per share dividend, whether cash or otherwise, declared upon our common shares. Dividends on the junior participating preferred shares are cumulative. Whenever dividends on the junior participating preferred shares are in arrears, we may not declare or pay dividends, make other distributions on, or redeem or repurchase our common shares or other shares ranking junior to the junior participating preferred shares. If we fail to pay such dividends for six quarters, the holders of the junior participating preferred shares will be entitled to elect two trustees.

          If issued, the holder of each junior participating preferred share is entitled to 100 votes on all matters submitted to a vote of the shareholders, voting (unless otherwise provided in our declaration of trust or bylaws) together with holders of our common shares as one class. The junior participating preferred shares are not redeemable. Upon our liquidation, dissolution or winding up, the holders of our junior participating preferred shares are entitled to a liquidation preference of $100 per share plus the amount of any accrued and unpaid dividends, prior to payment of any distribution in respect of our common shares or any other shares ranking junior to the junior participating preferred shares. Following payment of this liquidation preference, the holders of junior participating preferred shares are not entitled to further distributions until the holders of our common shares have received an amount per common share equal to the liquidation preference paid on the junior participating preferred shares divided by 100, adjusted to reflect events such as share splits, share dividends and recapitalizations affecting our common shares. Following the full payment of this amount to the common shareholders, holders of junior participating preferred shares are entitled to participate proportionately on a per share basis with holders of our common shares in the distribution of the remaining assets to be distributed in respect of shares in the ratio of one one hundredth of the liquidation preference to one, respectively. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are subject to the superior preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our Series B preferred shares and our Series C preferred shares and any other senior series or class of our preferred shares which our board shall, from time to time, authorize and issue.

DESCRIPTION OF DEPOSITARY SHARES

General

          The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which we will filed as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

          We may, at our option, elect to offer fractional interests in shares of preferred shares, rather than shares of preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

          Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

          A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

          If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

          Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

          You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

          If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

          After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

          Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

          Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

          The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

          As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

  •
  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

  •
  the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

  •
  if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

          We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

          Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland real estate investment trust or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

  •
  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

          We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

          A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

          A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

          Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

          If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

          The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

          We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

          In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

  •
  the offering price;

  •
  the currencies in which such warrants are being offered;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants;

  •
  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the date on which the warrants will expire;

  •
  federal income tax consequences;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the name of the warrant agent; and

  •
  the other terms of the warrants.

          Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

          The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

          We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

          Our declaration of trust and bylaws provide that only our board of trustees will establish the number of trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualified. Our declaration of trust and bylaws require that a majority of our trustees be independent trustees except for temporary periods due to vacancies.

          Our declaration of trust divides our board into three classes. Shareholders elect the trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year.

          We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting. The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board.

          Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

          Our bylaws provide that nominations of persons for election to our board and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our board, or by a shareholder who (i) is a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with the advance notice and other applicable terms and provisions set forth in our bylaws.

          It is the policy of our nominating and governance committee to consider candidates for election as trustees who are recommended by our shareholders pursuant to the procedures set forth below. If a shareholder who is entitled to do so under our bylaws desires to recommend an individual for membership on the board, then that shareholder must provide a written notice to the chair of the nominating and governance committee and to our secretary. In order for a recommendation to be considered by the nominating and governance committee, this notice must be received within the 30-day period ending on the last date on which shareholders may give timely notice for trustee nominations under our bylaws and applicable state and federal law, and must be made pursuant to the procedures set forth below.

          Under our bylaws, a shareholder's notice of nominations for trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year's annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year's annual meeting, a shareholder's notice must be delivered to us not earlier than the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of mailing of the notice for such annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting. The public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice. If the number of trustees to be elected to our board is increased and we make no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of notice for our preceding year's annual meeting, a shareholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

          For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board of trustees at a special meeting at which trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of: (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

          Any notice from a shareholder of a nomination or a recommendation for nomination for election to our board of trustees or of a proposal of business to be transacted at a shareholder meeting must be in writing and include the following:

  •
  as to each person whom the shareholder proposes to nominate or recommends to be nominated for election or reelection as a trustee, (1) the nominee's or recommended nominee's name, age, business and residence addresses, (2) the class, series and number of shares of beneficial interest that are beneficially owned or owned of record by the nominee or recommended nominee, (3) the date the nominee's or recommended nominee's shares were acquired and the investment intent of such acquisition, (4) the record of all purchases and sales of our securities by the nominee or recommended nominee during the previous 12-month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and (5) all other information relating to the nominee or recommended nominee that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved) or is otherwise required in each case pursuant to Regulation 14A or any successor provision under the Securities Exchange Act of 1934, as amended, or the Exchange Act, together with the nominee's or recommended nominee's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

  •
  as to any other business that the shareholder proposes to bring before the meeting, a description of the business, the reasons for proposing the business at the meeting and any material interest in the business of the shareholder and any "Shareholder Associated Person" (as defined below), including any anticipated benefit therefrom;

  •
  as to the shareholder giving the notice and any "Shareholder Associated Person", the class, series and number of shares which are owned of record by the shareholder and any "Shareholder Associated Person", and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by the shareholder and any "Shareholder Associated Person";

  •
  as to the shareholder giving the notice and any "Shareholder Associated Person", the name and address of the shareholder, as they appear on our share ledger and the current name and address, if different, of such "Shareholder Associated Person";

  •
  as to the shareholder giving the notice and any "Shareholder Associated Person", the record of all purchases and sales of our securities by the shareholder or "Shareholder Associated Person" during the previous 12-month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

  •
  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee or recommended nominee for election or reelection or the proposal of other business on the date of the shareholder's notice.

          A "Shareholder Associated Person" of any shareholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (2) any beneficial owner of shares of beneficial interest owned of record or beneficially by the shareholder and (3) any person controlling, controlled by or under common control with the shareholder or "Shareholder Associated Person".

Meetings of Shareholders

          Under our bylaws, our annual meeting of shareholders will take place within six months after the end of each fiscal year, unless a different date is set by the board. Our chief executive officer, our board or a majority of our independent trustees may call a special meeting of the shareholders. Pursuant to our declaration of trust, our secretary may also call a special meeting of shareholders upon the written request of holders of at least a majority of the shares entitled to vote at the meeting.

Liability and Indemnification of Trustees and Officers

          To the maximum extent permitted by Maryland law, our declaration of trust includes provisions limiting the liability of our present and former trustees and officers for money damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees or officers. Our declaration of trust also obligates us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

          The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

          We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

          The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, or the Securities Act, as amended, is against public policy and is therefore unenforceable.

Shareholder Liability

          Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Transactions with Affiliates

          Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them so long as the affiliate's interest in the transaction is disclosed or known to the trustees or shareholders and the transaction is ratified by a majority vote of either the trustees who are not interested in the transaction or the shareholders.

Actions by Shareholders by Written Consent

          Our bylaws provide procedures governing actions by shareholders by written consent. They provide that when shareholders act by written consent, they must provide written notice requesting that our board set a record date to determine the shareholders entitled to act. The notice must (1) contain the proposed action to be taken by written consent, (2) be signed by one or more shareholders of record as of the date of the notice, (3) bear the date of signature of each such shareholder and (4) contain all information relating to each shareholder who signs the notice that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved) or is otherwise required pursuant to Regulation 14A (or any successor provision) under the Exchange Act. The bylaws specify that any written consents must be signed by a majority of shareholders entitled to vote (or such higher percentage as may be specified in our declaration of trust for the action to be taken) and must be delivered to our secretary within 60 days of the record date set by the board. Any written consents must also meet other informational requirements as specified in our bylaws. Our bylaws also permit a review period of 90 days following receipt of any written consents during which inspectors of election may review their validity and the board is not required to take any other action regarding them.

Restrictions on Transfer of Shares

          Our declaration of trust provides that our board has the power to redeem or prohibit the transfer of a sufficient number of shares to maintain or bring the ownership of the shares into conformity with requirements for our qualification as a REIT under the Internal Revenue Code of 1986, as amended. In connection with the foregoing, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares representing more than 9.8% in value of the total shares outstanding has or may become concentrated in the hands of one beneficial owner, other than specified excepted persons, our board shall have the power (1) to purchase from any shareholder the excess shares, and (2) to refuse to transfer or issue shares to any person whose acquisition of such shares would, in the opinion of our board, result in the direct or indirect beneficial ownership by any person of shares representing more than 9.8% in value of the outstanding shares. Any transfer of shares, options, or other securities convertible into shares that would create a beneficial owner, other than any of the excepted persons, of shares representing more than 9.8% in value of the total shares outstanding shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest therein. Further our declaration of trust provides that transfers or purported acquisitions, directly, indirectly or by attribution, of shares, or securities convertible into shares, that could result in our disqualification as a REIT are null and void and permits our board to repurchase shares or other securities to the extent necessary to maintain our status as a REIT. The purchase price for any shares so purchased shall be determined by the price of the shares on the principal exchange on which they are then traded, or if no such price is available, then the purchase price shall be equal to the net asset value of such shares as determined by our board in accordance with applicable law. From and after the date fixed for purchase by our board, and so long as payment of the purchase price for the shares to be so redeemed shall have been made or duly provided for, the holder of any excess shares so called for purchase shall cease to be entitled to distributions, voting rights and any and all other benefits with respect to such shares, except the right to payment of the purchase for the shares. Our board may, in its sole discretion, adopt, amend or repeal bylaws providing additional measures to enforce ownership limits described above.

Business Combinations

          The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a

Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns 10% or more of the voting power of the trust's shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

          After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

          The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board may provide that its approval is subject to compliance with any terms and conditions determined by the board.

          Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL. Our declaration of trust requires that business combinations between us and a beneficial holder of 10% or more of our outstanding shares ("interested shareholder") be approved by the affirmative vote of the holders of at least 75% of the shares unless (1) our board by unanimous vote or written consent shall have expressly approved in advance the acquisition of the outstanding shares that caused the interested shareholder to become an interested shareholder or shall have approved the business combination prior to the interested shareholder involved in the business combination having become an interested shareholder; or (2) the business combination is solely between us and a 100% owned affiliate of us.

Control Share Acquisitions

          The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

          Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

          The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

          Our bylaws contain a provision exempting from the control share statute of the MGCL any and all acquisitions by any person of our shares. This provision may be amended or eliminated at any time in the future.

Rights Plan

          In October 1994, our board adopted a shareholders' rights plan which provides for the distribution of one junior participating preferred share purchase right for each common share. This plan was renewed on March 10, 2004. Each right entitles the holder to buy 1/100th of a junior participating preferred share (or in certain circumstances, to receive cash, property, common stock or our other securities) at an exercise price of $50 per 1/100th of a junior participating preferred share, and at an exercise price of $25 per 1/100th of a junior participating preferred share for rights granted under our renewed plan from and after October 17, 2004. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are summarized above under "Junior Participating Preferred Shares."

          Initially, the rights are attached to common shares. The rights will separate from the common shares upon a rights distribution date which is the earlier of (1) 10 business days following a public announcement by us that a person or group of persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares. In each instance, the trustees may determine that the distribution date will be a date later than 10 days following the triggering event.

          Until they become exercisable, the rights will be evidenced by the certificates for common shares and will be transferred with and only with such common share certificates. The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

          The rights are not exercisable until a rights distribution date and, under the renewed plan, will expire at the close of business on October 17, 2014, unless earlier redeemed or exchanged by us as described below. Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of us including, without limitation, the right to vote or to receive dividends.

          Upon the occurrence of a "flip-in event", each holder of a right will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of a "flip-in event", all rights that are, or were held by beneficial owners of 10% or more of our common stock will be void in several circumstances described in the rights agreement. Rights will not be exercisable following the occurrence of any "flip-in event" until the rights are no longer redeemable by us as set forth below. A "flip-in event" occurs when a person or group of persons acquires more than 10% of the beneficial ownership of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our outside trustees determine to be fair to and otherwise in the best interests of us and our shareholders.

          A "flip-over event" occurs when, at any time on or after the announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or the common shares are changed or exchanged or 50% or more of our assets or earning power is sold or transferred. Upon the occurrence of a "flip-over event" each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

          The purchase price and the number of junior participating preferred shares issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We will make a cash payment in lieu of any fractional shares resulting from the exercise of any right. We have 10 days from the date of an announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares to redeem the rights in whole, but not in part, at a price of $.01 per right, payable, at our option in cash, common shares or other consideration as our board may determine. Immediately upon the effectiveness of the action of our board ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

          The terms of the rights, other than key financial terms and the date on which the rights expire, may be amended by our board prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by our board only in order to:

  •
  cure ambiguities, defects or inconsistencies;

  •
  make changes which do not adversely affect the interests of holders of rights (other than the rights of a person that has obtained beneficial ownership of more than 10% of our outstanding shares and certain other related parties); or

  •
  to shorten or lengthen any time period under the rights agreement.

          However, no amendment to lengthen the time period governing redemption is permitted to be made at such time as the rights are not redeemable.

Amendment to our Declaration of Trust, Dissolution and Mergers

          Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust provides for approval of an amendment of the declaration of trust (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment in question has been approved by a majority of our board (including a majority of our independent trustees). Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board. Our declaration of trust also permits our board to effect changes in our unissued shares, as described more fully above. In addition, as permitted by the Maryland REIT Law and our declaration of trust, our board of trustees has the power to amend our declaration of trust to change our name without shareholder approval.

Anti-Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

          The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the limitation on ownership and acquisition of more than 9.8% of our shares;

  •
  the classification of our board into classes and the election of each class for three-year staggered terms;

  •
  the requirement of a two-thirds majority vote of shareholders for removal of our trustees;

  •
  the fact that the number of our trustees may be fixed only by vote of our board and that a vacancy on our board may be filled only by the affirmative vote of a majority of our remaining trustees and the limitations on our shareholders' abilities to act without a meeting;

  •
  the advance notice requirements for shareholder nominations for trustees and other proposals;

  •
  the business combination provisions of our declaration of trust, if our board's unanimous approval of a combination is not obtained;

  •
  the control share acquisition provisions of the MGCL, if the applicable provision in our bylaws is rescinded; and

  •
  the power of our board to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

PLAN OF DISTRIBUTION

          We may sell the offered securities (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

          In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

Sale Through Underwriters or Dealers

          If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

          In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

          Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

          If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

          We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

          We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

          If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

          We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

          Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

VALIDITY OF THE OFFERED SECURITIES

          Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP represents Reit Management & Research LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

          The consolidated financial statements of HRPT Properties Trust appearing in HRPT Properties Trust's Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and HRPT Properties Trust's management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our internet site at www.hrpreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

          Our common shares are traded on the NYSE under the symbol "HRP," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

          We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the securities made by this prospectus is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 10, 2006;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed on May 9, 2006;

  •
  our Current Reports on Form 8-K dated February 3, 2006, March 14, 2006, March 15, 2006 (on Form 8-K/A), March 16, 2006, March 22, 2006 and May 25, 2006;

  •
  the description of our common shares contained in our registration statement on Form 8-A dated November 8, 1986, as amended by a Form 8-A/A dated July 30, 1991;

  •
  the description of our junior participating preferred shares contained in our registration statement on Form 8-A dated October 20, 1994;

  •
  the description of our 8 3/4% Series B Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A dated September 6, 2002; and

  •
  the description of our 7 1/8% Series C Cumulative Preferred Shares contained in our registration statement on Form 8-A dated February 3, 2006.

          We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458, (617) 332-3990, Attention: Investor Relations.

          THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HRPT PROPERTIES TRUST, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, AS SO AMENDED AND SUPPLEMENTED, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HRPT PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRPT PROPERTIES TRUST. ALL PERSONS DEALING WITH HRPT PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HRPT PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

10,000,000 Shares

HRPT Properties Trust

             % Series D Cumulative Convertible Preferred Shares
(Liquidation Preference $25.00 Per Share)

PROSPECTUS  SUPPLEMENT

Merrill Lynch & Co.

Banc of America Securities LLC

RBC Capital Markets

UBS Investment Bank

October     , 2006